LEASE AGREEMENT

THIS LEASE AGREEMENT (the "**Lease**"), is made and entered into this 27th day of April, 2015, by and between Landlord and Tenant.

W I T N E S S E T H:

1. Certain Definitions. For purposes of this Lease, the following terms shall have the meanings hereinafter ascribed thereto:

(a) **Landlord**: Piedmont Center, 1-4 LLC, a Delaware limited liability company

(b) **Landlord's Address**: Piedmont Center, 1-4 LLC
c/o Northwestern Investment Management Company
1000 Abernathy Road, Suite 725
Atlanta, Georgia 30328
Attn: Director Asset Management

With copy to: Cushman & Wakefield of Georgia, Inc.
3575 Piedmont Road, NE, Suite 230
Atlanta, Georgia 30305
Attn: Person Responsible for Piedmont Center

(See Article 5(a) hereof for Landlord's Rent payment address.)

(c) **Tenant**: DLH Holdings Corp., a New Jersey corporation

(d) **Tenant's Address**: Prior to Rental Commencement Date:

1776 Peachtree St., N.W., Suite 300S
Atlanta, Georgia 30309
Attn: Kathryn JohnBull

From and After Rental Commencement Date:

Three Piedmont Center
3565 Piedmont Road, N.E., Suite 700
Atlanta, Georgia 30305
Attn: Kathryn JohnBull

With copy to: Becker & Poliakoff LLP
45 Broadway, 8th Floor
New York, New York 10006
Attn.: Michael Goldstein, Esq.

(e) **Building Address**: Three Piedmont Center
3565 Piedmont Road, N.E.
Atlanta, Georgia 30305

(f) **Demised Premises**: Suite 700. See Special Stipulation 1 on Exhibit "H".

(g) **Rentable Floor Area of Demised Premises**: 12,275 square feet

(h) **Rentable Floor Area of the Complex**: 517,980 square feet

(i) **Lease Term**: The period commencing on the date first hereinabove set forth (i.e., __________, 2015), and, unless extended or sooner terminated as provided in this Lease, ending on the last day of the one hundred fourth (104th) full calendar month following the calendar month in which the Rental Commencement Date occurs. See Special Stipulation 2 on Exhibit "H".

(j) **Base Rental Rate**: $20.50 per square foot of Rentable Floor Area of Demised Premises per year, subject to adjustments as set forth in Article 7 below. See Special Stipulation 3 on Exhibit "H".

(k) **Rental Commencement Date**: The Completion Date (as such term is defined in Exhibit "D") of the Tenant Improvements (as such term is defined in Exhibit "D"). See Special Stipulation 4 on Exhibit "H".

(l) **Rent Deposit**: $20,969.79. See Article 5(c).

(m) **Test Fit Allowance:** $1,841.25; **Construction Allowance**: Up to $441,900.00. See Exhibit "D".

(n) **Security Deposit**: $25,552.46. See Article 43(a).

(o) **Brokers**: T. Dallas Smith & Company, LLC and Cushman & Wakefield of Georgia, Inc.

(p) **Base Year for Operating Expenses**: Calendar year 2015.

(q) **Complex**: The complex of four office buildings located on the Land commonly known as One Piedmont Center, Two Piedmont Center, Three Piedmont Center, and Four Piedmont Center.

(r) **Moving Allowance**: Up to $24,550.00. See Special Stipulation 5 on Exhibit "H".

2. Lease of Premises. In consideration of the covenants and agreements to be performed by the parties hereto, and upon the terms and conditions hereinafter stated, Landlord does hereby rent and lease unto Tenant, and Tenant does hereby rent and lease from Landlord, those certain premises (the "**Demised Premises**") in the building commonly known as Three Piedmont Center (the "**Building**") located on that certain tract of land (the "**Land**") more particularly described on Exhibit "A" attached hereto and by this reference made a part hereof, which Demised Premises are shown on the floor plan attached hereto as Exhibit "B" and by this reference made a part hereof, with no easement for light, view or air included in the Demised Premises or being granted hereunder. The "**Project**" is comprised of the Building, the Land, the Parking Facility (as defined in Article 55(a) hereof), any walkways, covered walkways, tunnels or other means of access to the Building and the Parking Facility, all common areas, including any lobbies or plazas, and any other improvements (including, without limitation, the other three office buildings included within the Complex) or landscaping on the Land. Tenant shall have access to the Demised Premises twenty-four (24) hours a day, seven (7) days a week except: (i) in the event of emergencies or repairs, (ii) in the event of service interruptions, (iii) in the event of security requirements, and (iv) when substantially all tenants in the Building are denied access pursuant to the rules and regulations.

(b) If the Rental Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rental and Tenant's Forecast Additional Rental for such month or months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Also, if the Rental Commencement Date occurs on other than the first day of a calendar year, or if this Lease expires or is terminated on other than the last day of a calendar year, Tenant's Additional Rental shall be prorated for such commencement or termination year, as the case may be, by multiplying such Tenant's Additional Rental by a fraction, the numerator of which shall be the number of days of the Lease Term (from and after the Rental Commencement Date) during the commencement or expiration or termination year, as the case may be, and the denominator of which shall be 365. The calculation described in Article 8 hereof shall be made as soon as possible after the expiration or termination of this Lease, and Landlord and Tenant hereby agree that the provisions relating to said calculation shall survive the expiration or termination of this Lease.

(c) As security for Tenant's obligations to take possession of the Demised Premises in accordance with the terms of this Lease and to comply with all of Tenant's covenants, warranties and agreements hereunder, Tenant has deposited with Landlord the sum set forth in Article 1(l) above. Such amount shall be applied by Landlord to the first monthly installment of Base Rental which become due hereunder. In the event Tenant fails to take possession of the Demised Premises as aforesaid or otherwise fails to comply with any of Tenant's covenants, warranties or agreements hereunder, said sum shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant. Landlord shall not be required to keep such deposit separate from its general accounts.

(d) No payment by Tenant or acceptance by Landlord of an amount less than the Rent herein stipulated or otherwise becoming due shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or any letter accompanying such payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder. All payments received by Landlord shall be applied by Landlord as Landlord may determine, regardless of any notation that may be made on any check or any letter accompanying such payment.

(e) At all times that Landlord shall direct Tenant to pay Rent and other charges to a "'lockbox" or other depository whereby checks issued in payment of Rent or other charges are initially cashed or deposited by a person or entity other than Landlord (albeit on Landlord's authority), then, for any and all purposes under this Lease: (i) Landlord shall not be deemed to have accepted such payment until ten (10) days after the date on which Landlord shall have actually received such funds, and (ii) Landlord shall be deemed to have accepted such payment if (and only if) within said ten (10) day period, Landlord shall not have refunded (or attempted to refund) such payment to Tenant. Nothing contained in the immediately preceding sentence shall be construed to place Tenant in default of Tenant's obligation to pay Rent or other charges or cause Tenant to incur late fees or interest attributable to such payment of Rent or other charges if and for so long as Tenant shall timely pay the Rent or other charges required pursuant to this Lease in the manner designated by Landlord.

6. Base Rental. Subject to adjustments in accordance with Article 7 below, from and after the Rental Commencement Date Tenant shall pay to Landlord a base annual rental (the "**Base Rental**") equal to the Base Rental Rate set forth in Article 1(j) above multiplied by the Rentable Floor Area of the Demised Premises set forth in Article 1(g) above.

7. Rent Escalation. As used in this Lease, the term "**Lease Year**" shall mean the twelve-month period commencing on the Rental Commencement Date, or, if the Rental Commencement Date is not on the first day of a calendar month, commencing on the first day of the first calendar month following the Rental

Commencement Date, and each successive twelve-month period thereafter during the Lease Term, except that the first Lease Year shall include any partial month and the last Lease Year may be comprised of less than twelve (12) months. The annual Base Rental Rate as set forth in Article 1(j) shall escalate as shown below:

Lease Year	Per Sq. Ft. of Rentable Floor Area Per Annum	Per Annum	Per Month
First Lease Year	$20.50	$251,637.50*	$20,969.79*
Second Lease Year	$21.01	$257,897.75*	$21,491.48*
Third Lease Year	$21.54	$264,403.50	$22,033.63
Fourth Lease Year	$22.08	$271,032.00	$22,586.00
Fifth Lease Year	$22.63	$277,783.25	$23,148.60
Sixth Lease Year	$23.20	$284,780.00	$23,731.67
Seventh Lease Year	$23.78	$291,899.50	$24,324.96
Eighth Lease Year	$24.37	$299,141.75	$24,928.48
Ninth Lease Year (partial)	$24.98	$306,629.50	$25,552.46

*See Special Stipulation 3 on Exhibit "H".

8. Additional Rental.

(a) Subject to the terms of this Article 8, from and after the Rental Commencement Date, Tenant shall pay to Landlord "Tenant's Forecast Additional Rental" (as defined in Article 8(b) below) and "Tenant's Additional Rental" (as defined in Article 8(c) below). Payment of Tenant's Forecast Additional Rental shall be made as set forth in Article 5(a). See Special Stipulation 6 on Exhibit "H".

(b) For purposes of this Lease, **"Tenant's Forecast Additional Rental"** shall mean Landlord's reasonable estimate of Tenant's Additional Rental for the next occurring calendar year or portion thereof. If at any time it appears to Landlord that Tenant's Additional Rental for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord shall have the right to revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate of Tenant's Additional Rental. Failure to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amount of Tenant's Additional Rental. Prior to the Rental Commencement Date and thereafter prior to the beginning of each calendar year during the Lease Term, including any extensions thereof, Landlord shall present to Tenant a statement of, and applicable backup documentation of, Tenant's Forecast Additional Rental for such calendar year; provided, however, that if such statement is not given prior to the beginning of any calendar year as aforesaid, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Tenant's Forecast Additional Rental payable during the calendar year just ended until the month after such statement is delivered to Tenant.

(c) For purposes of this Lease, **"Tenant's Additional Rental"** shall mean for each calendar year (or portion thereof), the amount by which the Operating Expense Amount (defined below) exceeds the Operating Expense Amount for the Base Year, multiplied by the number of square feet of Rentable Floor Area of Demised Premises. As used herein, **"Operating Expense Amount"** shall mean an amount equal to (x) plus (y), where:

(x) equals the amount of Operating Expenses (as defined below) for such calendar year divided by the number of square feet of Rentable Floor Area of the Complex; provided, however, if the Operating Expenses actually incurred by Landlord are lower than would be incurred if at least 95% of the

Complex were occupied or if Landlord shall not furnish any particular item(s) of work or services (the cost of which would otherwise be included within Operating Expenses) to portions of the Complex because (A) such portions are not occupied, (B) such item of work or services is not required or desired by the tenant of such portion, (C) such tenant is itself obtaining such item of work or services, or (D) of any other reason, then appropriate adjustments shall be made to determine Operating Expenses for such calendar year as though the Complex were actually 95% occupied and as though Landlord had furnished such item of work or services to 95% of the Rentable Floor Area of the Complex; and

(y) equals a management fee contribution equal to three percent (3%) of the difference between Tenant's Base Rental and the Base Year amount for Operating Expenses (on a per square foot basis) plus three percent (3%) of the per square foot amount described in (x); except that, solely for the purpose of establishing the Base Year amount for Operating Expenses, (y) will be equal to three percent (3%) of the difference between (i) Tenant's annual Base Rental Rate for the first Lease Year and (ii) three percent (3%) of Tenant's annual Base Rental Rate for the first Lease Year.

(d) Within one hundred fifty (150) days after the end of the calendar year in which the Rental Commencement Date occurs and of each calendar year thereafter during the Lease Term, or as soon thereafter as practicable, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, as prepared by a certified public accounting firm designated by Landlord, and a statement prepared by Landlord comparing Tenant's Forecast Additional Rental with Tenant's Additional Rental. In the event Tenant's Forecast Additional Rental exceeds Tenant's Additional Rental for said calendar year, Landlord shall credit such amount against Rent next due hereunder or, if the Lease Term has expired or is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). In the event that the Tenant's Additional Rental exceeds Tenant's Forecast Additional Rental for said calendar year, Tenant shall pay Landlord, within thirty (30) days of receipt of the statement, an amount equal to such difference. The provisions of this Lease concerning the payment of Tenant's Additional Rental shall survive the expiration or earlier termination of this Lease.

(e) For so long as Tenant is not in default under this Lease, Landlord's books and records pertaining to the calculation of Operating Expenses for any calendar year within the Lease Term may be audited by an authorized representative of Tenant at Tenant's expense, at any time within twelve (12) months after the end of each such calendar year; provided that Tenant shall give Landlord not less than thirty (30) days prior written notice of any such audit. For purposes hereof, an authorized representative of Tenant shall mean a bona fide employee of Tenant, any national accounting firm, or any other party reasonably approved in writing by Landlord. In no event shall an authorized representative of Tenant include the owner of any office building in the metropolitan Atlanta, Georgia area or any affiliate of such owner. Prior to the commencement of such audit, Tenant shall cause its authorized representative to agree in writing for the benefit of Landlord that such representative will keep the results of the audit confidential and that such representative will not disclose or divulge the results of such audit except to Tenant and Landlord and except in connection with any dispute between Landlord and Tenant relating to Operating Expenses. Such audit shall be conducted during reasonable business hours at Landlord's office where Landlord's books and records are maintained. Tenant shall cause a written audit report to be prepared by its authorized representative following any such audit and shall provide Landlord with a copy of such report promptly after receipt thereof by Tenant. If Landlord's calculation of Tenant's Additional Rental for the audited calendar year was incorrect, then Tenant shall be entitled to a prompt refund of any overpayment or Tenant shall promptly pay to Landlord the amount of any underpayment, as the case may be.

9. Operating Expenses.

(a) For the purposes of this Lease, "**Operating Expenses**" shall mean all expenses, costs and disbursements (but not specific costs billed to specific tenants of the Building) of every kind and nature, computed on the accrual basis, relating to or incurred or paid in connection with the ownership, management, operation, repair, landscaping, and maintenance of the Project, including but not limited to, the following:

(1) wages, salaries and other costs of all on-site and off-site employees engaged either full or part-time in the operation, management, maintenance or access control of the Project, including taxes, insurance and benefits relating to such employees, allocated based upon the time such employees are engaged directly in providing such services;

(2) the cost of all supplies, tools, equipment and materials used in the operation, management, maintenance and access control of the Project;

(3) the cost of all utilities for the Project, including but not limited to the cost of electricity, gas, water, sewer services, communication services, and power for heating, lighting, air conditioning and ventilating;

(4) the cost of all maintenance and service agreements for the Project and the equipment therein, including but not limited to security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, waste disposal and recycling service, telecommunications services, interior and/or exterior landscaping maintenance and customary interior and/or exterior landscaping replacement;

(5) the cost of repairs and general maintenance of the Project;

(6) amortization (together with reasonable financing charges, whether or not actually incurred) of the cost of acquisition and/or installation of capital investment items (including security and energy management equipment), amortized over their respective useful lives, which are installed for the purpose of reducing operating expenses, promoting safety, complying with governmental requirements, or maintaining the first-class nature of the Project;

(7) the cost of casualty, rental loss, liability and other insurance applicable to the Project and Landlord's personal property used in connection therewith;

(8) the cost of trash and garbage removal, air quality audits, vermin extermination, and snow, ice and debris removal;

(9) the cost of legal and accounting services incurred by Landlord in connection with the management, maintenance, operation and repair of the Project, excluding the owner's or Landlord's general accounting, such as partnership statements and tax returns, and excluding services described in Article 9(b)(14) below;

(10) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation (and the costs of contesting any of the same), including community improvement district taxes and business license taxes and fees, excluding, however, taxes and assessments imposed on the personal property of the tenants of the Project, federal and state taxes

on income, death taxes, franchise taxes, and any taxes (other than business license taxes and fees) imposed or measured on or by the income of Landlord from the operation of the Project; and it is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same exceed Building Standard allowances, if said taxes are based upon an assessment which includes the cost of such leasehold improvements in excess of Building Standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make an appropriate allocation of the ad valorem taxes allocated to the Project to give effect to this sentence);

(11) the cost of operating the management office for the Project, including in each case the cost of office supplies, bulletins or newsletters distributed to tenants, postage, telephone expenses, maintenance and repair of office equipment, non-capital investment equipment, amortization (together with reasonable financing charges) of the cost of capital investment equipment, and rent; and

(12) if a fitness center, conference center or other amenity available for use by tenants of the Building is operating within the Project, the pro rata share applicable to the Building (allocated on a per square foot basis among the buildings whose tenants have the right to utilize the amenity in question) of the costs of operating, managing, maintaining and repairing such amenity and the equipment and furnishings therein, including, without limitation, the cost of utilities, janitorial services, supplies, insurance, personal property taxes, rent and amortization (together with reasonable financing charges) of the cost of replacing worn out or obsolete equipment, furniture, or other applicable items, but excluding costs of upfitting the amenity space and the costs of purchasing the equipment and furniture initially installed in the amenity in question.

Tenant acknowledges that the Building is part of a development, which will or may include other improvements, and that certain of the costs of management, operation and maintenance of the development shall, from time to time, be allocated among and shared by two or more of the improvements in the development (including the Building). The determination of such costs and their allocation shall be made by Landlord in its sole but reasonable discretion. Accordingly, the term "Operating Expenses," as used in this Lease, shall, from time to time, include some costs, expenses, and taxes enumerated above which were incurred with respect to other improvements in the development but which are allocated to and shared by the Building in accordance with the foregoing. Notwithstanding the foregoing, Tenant understands and agrees that its rights to use other portions of the development of which the Building is a part are those available to the general public and that this Lease does not grant to Tenant additional rights of use.

(b) For purposes of this Lease, and notwithstanding anything in any other provision of this Lease to the contrary, "Operating Expenses" shall not include the following:

(1) the cost of any special work or service performed for any tenant (including Tenant) at such tenant's cost;

(2) the cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, restaurant, cafeteria, retail store, sundry shop, newsstand, or concession, but only to the extent such costs exceed those which would normally be expected to be incurred had such space been general office space;

(3) the cost of correcting defects in construction;

(4) compensation paid to officers and executives of Landlord (but it is understood that property management employees may carry a title such as vice president and the salaries and

related benefits of these officers/employees of Landlord would be allowable Operating Expenses under Article 9(a)(1) above);

(5) the cost of any items for which Landlord is reimbursed by insurance, condemnation or otherwise, except for costs reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

(6) the cost of any additions, changes, replacements and other items which are made in order to prepare for a new tenant's occupancy;

(7) the cost of repairs incurred by reason of fire or other casualty reimbursed by insurance proceeds under policies maintained by Landlord;

(8) insurance premiums to the extent Landlord may be directly reimbursed therefor, except for premiums reimbursed pursuant to provisions similar to Articles 8 and 9 hereof;

(9) interest on debt or amortization payments on any mortgage or deed to secure debt (except to the extent specifically permitted by Article 9(a)) and rental under any ground lease or other underlying lease;

(10) any real estate brokerage commissions or other costs incurred in procuring tenants or any fee in lieu of such commission;

(11) any advertising expenses incurred in connection with the marketing of any rentable space;

(12) rental payments for base building equipment such as HVAC equipment and elevators;

(13) any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord;

(14) legal expenses arising out of the construction of the improvements on the Land or the enforcement of the provisions of any lease affecting the Land or Building, including without limitation this Lease; and

(15) management fees (Tenant's obligation for a management fee contribution is set forth in Article 8(c)(y) above).

10. Tenant Taxes; Rent Taxes. Tenant shall pay when due all taxes directly or indirectly imposed or assessed upon Tenant's gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord or the Complex, or any portion thereof, including the Building. In the event that such taxes are imposed or assessed against Landlord or the Complex, or any portion thereof, including the Building, Landlord shall furnish Tenant with a copy of all applicable tax bills, public charges and other assessments or impositions and Tenant shall pay the same either directly to the taxing authority or, at Landlord's option, to Landlord, prior to the date they are due, but, provided it does so, Tenant may reserve its right to contest the taxing authority's imposition or assessment of such taxes by appropriate proceedings. In addition, in the event there is imposed at any time a tax upon and/or measured by the rental payable by Tenant under this Lease, whether by way of a sales or use tax or otherwise, Tenant shall be responsible for the payment of such tax and shall pay the same on or prior to

the due date thereof; provided, however, that the foregoing shall not include any inheritance, estate, succession, transfer, gift or income tax imposed on or payable by Landlord.

11. Payments. All payments of Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's Address designated in Article 1(b) above or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment. Tenant agrees to pay to Landlord fifty dollars ($50.00) for each check presented to Landlord in payment of any obligation of Tenant which is not paid by the bank on which it is drawn, together with interest from and after the due date for such payment at the rate of eighteen percent (18%) per annum on the amount due.

12. Late Charges. Any Rent or other amounts payable to Landlord under this Lease, if not paid by the fifth day of the month for which such Rent is due, or by the due date specified in any invoices from Landlord for any other amounts payable hereunder, shall incur a late payment service charge of fifty dollars ($50.00) for Landlord's administrative expense in processing such delinquent payment and in addition thereto shall bear interest at the rate of eighteen percent (18%) per annum from and after the due date for such payment. In no event shall the rate of interest payable on any late payment exceed the legal limits for such interest enforceable under applicable law.

13. Use Rules. The Demised Premises shall be used for executive, general administrative and office space purposes and no other purposes and in accordance with all applicable laws, ordinances, rules and regulations of governmental authorities and the Rules and Regulations attached hereto as Exhibit "F" and made a part hereof. The occupancy rate of the Demised Premises shall in no event be more than one (1) person per 200 square feet of Rentable Floor Area within the Demised Premises. Notwithstanding anything contained in this Article 13 to the contrary, in no event shall the Demised Premises be used for a shared facility executive suite office business pursuant to which subtenants or licensees occupy office space or desk space and share the use of a reception area or areas, receptionist(s), conference room(s), toilet or other facilities, telephone systems, other support services or support personnel on a shared facilities basis. Tenant covenants and agrees to abide by the Rules and Regulations in all respects as now set forth and attached hereto or as hereafter promulgated by Landlord. Landlord shall have the right at all times during the Lease Term to publish and promulgate and thereafter enforce such rules and regulations or changes in the existing Rules and Regulations as it may reasonably deem necessary in its sole discretion to protect the tenantability, safety, operation, and welfare of the Demised Premises and the Project.

14. Alterations. Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. Any such alterations, additions or improvements to the Demised Premises consented to by Landlord shall be made by Landlord or under Landlord's supervision for Tenant's account and Tenant shall reimburse Landlord for all costs thereof (including a reasonable charge for Landlord's overhead), as Rent, within ten (10) days after receipt of a statement. All such alterations, additions and improvements shall become Landlord's property at the expiration or earlier termination of the Lease Term and shall remain on the Demised Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Article 32 hereof, Tenant shall promptly restore, at its sole cost and expense, the Demised Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

15. Repairs.

(a) Landlord shall maintain in good order and repair, subject to normal wear and tear and subject to casualty and condemnation, the Building (excluding the Demised Premises and other portions of the Building leased to other tenants), the Parking Facility, the public areas and the landscaped areas. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or negligence of Tenant or its directors, officers, partners, members, shareholders, representatives, agents, contractors, employees, servants, invitees, patrons, guests, visitors, licensees, subtenants, assignees, and any other party for whom Tenant is or shall become liable or responsible (each and together herein referred to as "**Tenant's Agents**"), shall be borne solely by Tenant and shall be deemed Rent hereunder and shall be reimbursed by Tenant to Landlord upon demand. Landlord shall not be required to make any repairs or improvements to the Demised Premises except structural repairs necessary for safety and tenantability.

(b) Tenant covenants and agrees that it will take good care of the Demised Premises and all alterations, additions and improvements thereto and will keep and maintain the same in good condition and repair, except for normal wear and tear. Tenant shall at once report, in writing, to Landlord any defective or dangerous condition known to Tenant. To the fullest extent permitted by law, Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Demised Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically and expressly herein set forth. Tenant shall be responsible for providing appropriate climate control in the Demised Premises. Tenant shall not to block or cover any of the heating, ventilation or air-conditioning ducts in the Demised Premises. Tenant shall immediately report to Landlord: (i) any evidence of a water leak or excessive moisture in the Demised Premises; (ii) any evidence of mold or mildew in the Demised Premises; and (iii) any failure or malfunction in the heating, ventilation and air conditioning system serving the Demised Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (A) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the "**Disabilities Acts**") in the Demised Premises, and (B) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Demised Premises for other than general office use (including, without limitation, compliance that is necessitated by the use of the Demised Premises as a "public accommodation" (as such term is defined in the Disabilities Acts)) or as a result of any alterations or additions, including any initial tenant improvement work made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). As used in this Lease, "Tenant Party" means any of the following persons and entities: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

(c) Tenant shall be responsible for stopped-up drains where such stoppage is caused by the introduction from within the Demised Premises of foreign objects not intended for disposal in such drains. If Landlord shall repair such drains, Tenant shall reimburse Landlord, as additional Rent, for the costs of such repairs, together with the costs of any repairs or damage to the Demised Premises or the Building and to the property of other tenants or Landlord which results from such stoppage.

16. Landlord's Right of Entry. Landlord shall retain duplicate keys to all doors of the Demised Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Demised Premises at reasonable hours to inspect, test and examine the same (including, without limitation, air quality audits), to make repairs, additions, alterations, and improvements, to exhibit the Demised Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Demised Premises to

ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being liable to Tenant in any manner whatsoever for any damages arising therefrom; provided, however, that Landlord shall, except in case of emergency, afford Tenant such prior notification of an entry into the Demised Premises as shall be reasonably practicable under the circumstances. Landlord shall be allowed to take into and through the Demised Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. During such time as such work is being carried on in or about the Demised Premises, the Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant's business or loss of profits therefrom because of the prosecution of any such work or any part thereof. In exercising its rights under this Article 16, Landlord agrees to use commercially reasonable efforts to minimize the impact on Tenant's business and operations in the Demised Premises.

17. Insurance. Tenant shall procure at its expense and maintain throughout the Lease Term a policy or policies of special form/all-risk insurance insuring the full replacement cost of its furniture, fixtures, equipment, supplies, and other property owned, leased, held or possessed by it and contained in the Demised Premises, together with the excess value of the improvements to the Demised Premises over the Construction Allowance (with a replacement cost endorsement sufficient to prevent Tenant from becoming a co-insurer), and worker's compensation insurance as required by applicable law. Tenant shall also procure at its expense and maintain throughout the Lease Term a policy or policies of commercial general liability insurance, insuring Tenant, Landlord and any other person designated by Landlord, against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Demised Premises, or arising out of the condition, use, or occupancy of the Demised Premises, or in any way occasioned by or arising out of the activities of Tenant or any of Tenant's Agents in the Demised Premises, or other portions of the Building or the Project, the limits of such policy or policies to be in combined single limits for both damage to property and personal injury and in amounts not less than one million dollars ($1,000,000.00) for each occurrence, two million dollars ($2,000,000.00) general aggregate, and with an umbrella or excess liability limit of not less than one million dollars ($1,000,000.00). Tenant shall also carry such other types of insurance in form and amount which Landlord shall reasonably deem to be prudent for Tenant to carry, should the circumstances or conditions so merit Tenant carrying such type of insurance. All insurance policies procured and maintained by Tenant pursuant to this Article 17 shall name Landlord and any additional parties designated by Landlord as additional insured, shall be carried with companies licensed to do business in the State of Georgia having a rating from Best's Insurance Reports of not less than A-/X, and shall be non-cancelable and not subject to material change except after thirty (30) days written notice to Landlord. Such policies or duly executed certificates of insurance with respect thereto, accompanied by proof of payment of the premium therefor, shall be delivered to Landlord prior to the Rental Commencement Date, and renewals of such policies shall be delivered to Landlord at least thirty (30) days prior to the expiration of each respective policy term.

Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) throughout the Lease Term a policy or policies of special form/all-risk (including rent loss coverage) real and personal property insurance covering the Project (including the leasehold improvements in the Demised Premises up to the amount of the Construction Allowance, but excluding Tenant's personal property and equipment), in an amount equal to the full insurable replacement cost thereof as such may increase from time to time (but such insurance may provide for a commercially reasonable deductible), and in an amount sufficient to comply with any co-insurance requirements in such policy, and a policy of workers' compensation insurance, if any, as required by applicable law. In addition, Landlord shall procure and maintain at its expense (but with the expense to be included in Operating Expenses) and shall thereafter maintain throughout the Lease Term, a commercial general liability insurance policy covering the Project with combined single limits for both damage to property and personal injury of not less than one million dollars ($1,000,000.00) per occurrence, with an adjustable umbrella policy coverage for such risks of at least five million dollars ($5,000,000.00) and subject to annual aggregate limits of not less than five million dollars

($5,000,000.00). Landlord may also carry such other types of insurance in form and amounts which Landlord shall determine to be appropriate from time to time, and the cost thereof shall be included in Operating Expenses. All such policies procured and maintained by Landlord pursuant to this Article 17 shall be carried with companies licensed to do business in the State of Georgia. Any insurance required to be carried by Landlord hereunder may be carried under blanket policies covering other properties of Landlord and/or its members and/or their respective related or affiliated entities so long as such blanket policies provide insurance at all times for the Project as required by this Lease.

18. Waiver of Subrogation. Landlord and Tenant shall each have included in all policies of fire, extended coverage, business interruption and loss of rents insurance respectively obtained by them covering the Demised Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery.

19. Default.

(a) The following acts, events or conditions shall be deemed to be events of default by Tenant under this Lease:

(i) Tenant shall fail to pay any installment of Rent or any other charge or assessment against Tenant pursuant to the terms hereof within five (5) days after the due date thereof and such failure to pay continues for a period of five (5) days after written notice from Landlord to Tenant of such failure to pay (provided that Landlord shall not be required to give Tenant notice and a cure period more than two (2) times within any period of twelve (12) months during the Lease Term, and a third failure by Tenant during any consecutive twelve (12) months period during the Lease Term to pay any amount due within five (5) days after the due date thereof shall be a default by Tenant regardless of whether Tenant later cures such failure);

(ii) the failure by Tenant to cease any conduct prohibited by this Lease within ten (10) days after receipt of written notice from Landlord requesting cessation thereof, or the failure of Tenant to cease any conduct or eliminate any condition which poses a danger to person or property within twelve (12) hours of receipt of written notice from Landlord requesting cessation of such conduct or elimination of such conditions;

(iii) Tenant or any guarantor of this Lease shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding;

(iv) the rejection by Tenant, its bankruptcy trustee, or any entity authorized by court order to act on behalf of Tenant, of this Lease under 11 U.S.C. § 365(a) or any other provision of Title 11 of the United States Code, or the deemed rejection of this Lease by operation of law under 11 U.S.C. § 365(d)(4). Any such rejection of this Lease terminates this Lease, without notice of any kind to Tenant, effective on the later of: (1) the date Tenant vacates the Demised Premises following such rejection; (2) the date the Bankruptcy Court with jurisdiction over Tenant's bankruptcy case enters an order on its docket

authorizing Tenant to reject this Lease; or (3) the date this Lease is deemed rejected under 11 U.S.C. § 365(d)(4);

(v) a proceeding is commenced against Tenant or any guarantor of this Lease seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, and such proceeding shall not have been dismissed within sixty (60) days after the commencement thereof;

(vi) a receiver or trustee shall be appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease;

(vii) Tenant shall fail to take possession of and initially occupy the Demised Premises as provided in this Lease and shall not cure such failure within fifteen (15) days after notice thereof to Tenant;

(viii) Tenant shall do or permit to be done anything which creates a lien upon the Demised Premises or the Project or any portion thereof and such lien is not removed or discharged within thirty (30) days after the filing thereof;

(ix) Tenant shall fail to return a properly executed instrument to Landlord in accordance with the provisions of Article 27 hereof within the time period provided for such return following Landlord's request for same as provided in Article 27, and shall not cure such failure within five (5) business days after notice thereof;

(x) Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Article 28 hereof within the time period provided for such return following Landlord's request for same as provided in Article 28, and shall not cure such failure within five (5) business days after notice thereof;

(xi) the occurrence, at any time prior to the Rental Commencement Date, of a material adverse change in the business, assets, liabilities, financial condition, net worth, results of operations, or business prospects of Tenant or in the ability of Tenant to perform any material obligations under this Lease, whether resulting from any single act, omission, situation, event, or undertaking, or several acts, omissions, situations, events, or undertakings; or

(xii) Tenant shall fail to comply with any other term, provision, covenant or warranty made under this Lease by Tenant, other than the payment of the Rent or any other charge or assessment payable by Tenant, and shall not cure such failure within fifteen (15) days after notice thereof to Tenant; provided, however, that if the breach is of such a nature that it cannot be cured within fifteen (15) days and Tenant commences cure within the fifteen (15) day period and continuously prosecutes performance of such cure to completion with due diligence, then such fifteen (15) day period shall be extended to a forty-five (45) day period, unless such event of default gives rise to an immediate threat to person or property, in which case such event of default shall immediately entitle Landlord to its rights and remedies.

(b) Upon the occurrence of any of the aforesaid events of default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

(i) terminate this Lease, in which event Tenant shall immediately surrender the Demised Premises to Landlord and if Tenant fails to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have for possession or arrearages in Rent, enter upon and take possession of the Demised Premises and expel or remove Tenant and any other person who may be

occupying said Demised Premises or any part thereof, and its and their effects, without being liable for prosecution or any claim of damages therefor; Tenant hereby agreeing to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise;

(ii) terminate Tenant's right of possession, without terminating this Lease, and enter upon and take possession of the Demised Premises as Tenant's agent and expel or remove Tenant and any other person who may be occupying said Demised Premises or any part thereof, and its and their effects, by entry, dispossessory suit or otherwise (including issuance of a writ of possession in favor of Landlord), without thereby releasing Tenant from any liability hereunder (it being agreed by Tenant that Tenant shall remain liable for the payment of all Rent accruing after any writ of possession as to the Demised Premises is issued to Landlord; Tenant acknowledges and agrees that the foregoing provision is in derogation of the common law and acknowledges that it is the intent of the parties hereto to allow Landlord to collect future Rent in derogation of the common law), without terminating this Lease, and without being liable for prosecution or any claim of damages therefor, and if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's judgment, may be necessary or desired to relet the Demised Premises, and Landlord may, but shall be under no obligation to do so, relet the Demised Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms as Landlord may deem advisable, with or without advertisement, and by private negotiations, and receive the rent therefor, Tenant hereby agreeing to pay to Landlord the deficiency, if any, between all Rent reserved hereunder and the total rental applicable to the Lease Term hereof obtained by Landlord upon re-letting, and Tenant shall be liable for Landlord's damages and expenses in redecorating and restoring the Demised Premises and all costs incident to such re-letting, including broker's commissions and lease assumptions. In no event shall Tenant be entitled to any rentals received by Landlord in excess of the amounts due by Tenant hereunder. Any such demand, reentry and taking of possession of the Demised Premises by Landlord shall not of itself constitute an acceptance by Landlord of a surrender of the Lease or of the Demised Premises by Tenant and shall not of itself constitute a termination of this Lease by Landlord. Landlord's failure to relet the Demised Premises or to make such alterations, redecorations and repairs as set forth in this paragraph shall not release or affect Tenant's liability for Rent or for damages; or

(iii) enter upon the Demised Premises without being liable for prosecution or any claim of damages therefor and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorney's fees which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, except to the extent caused by the willful misconduct of Landlord or Landlord's employees, agents or representatives acting within the scope of their employment, agency or representation.

If this Lease is terminated by Landlord as a result of the occurrence of an event of default, Landlord may declare to be due and payable immediately, the present value (calculated with a discount factor of eight percent (8%) per annum) of the difference between (x) the entire amount of Rent and other charges and assessments which in Landlord's reasonable determination would become due and payable during the remainder of the Lease Term determined as though this Lease had not been terminated (including, but not limited to, increases in Rent pursuant to Article 7 hereof), and (y) the then fair market rental value of the Demised Premises for the remainder of the Lease Term. Upon the acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other charges and assessments theretofore due, at Landlord's address as provided herein, it being agreed that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

(c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, nor shall pursuit of any remedy herein provided constitute an election of remedies thereby excluding the later election of an alternate remedy, or a forfeiture or waiver of any Rent or other charges and assessments payable by Tenant and due to Landlord hereunder or of any damages accruing to Landlord by reason of violation of any of the terms, covenants, warranties and provisions herein contained. No reentry or taking possession of the Demised Premises by Landlord or any other action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease or an election by Landlord to terminate this Lease unless written notice of such intention is given to Tenant. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. In determining the amount of loss or damage which Landlord may suffer by reason of termination of this Lease or the deficiency arising by reason of any reletting of the Demised Premises by Landlord as above provided, allowance shall be made for the expense of repossession. Tenant agrees to pay to Landlord all costs and expenses incurred by Landlord in the enforcement of this Lease, including, without limitation, the reasonable fees of Landlord's attorneys as provided in Article 25 hereof.

(d) Upon the occurrence of any event of default by Tenant, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorney's fees and expenses) in (i) obtaining possession of the Demised Premises, (ii) removing and storing Tenant's or any other occupant's property, (iii) repairing, restoring, renovating, altering, remodeling, or otherwise putting the Demised Premises into condition acceptable to a new tenant, (iv) if Tenant is dispossessed of, or vacates or abandons, the Demised Premises and this Lease is not terminated, reletting all or any part of the Demised Premises (including, but not limited to, brokerage commissions, cost of tenant finish work, advertising and promotional expenses, and other costs incidental to such reletting), (v) performing Tenant's obligations which Tenant failed to perform, and (vi) enforcing its rights, remedies, and recourses arising out of the default. Landlord's rights and remedies under this Article 19(d) shall be in addition to the rights and remedies of Landlord set forth in this Article 19 or elsewhere in this Lease, and/or which may otherwise be available to Landlord at law or in equity.

20. Waiver of Breach. No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

21. Assignment and Subletting.

(a) Tenant shall not, without the prior written consent of Landlord, which consent shall be at Landlord's sole discretion, mortgage, pledge, encumber, or hypothecate the Demised Premises or any part thereof. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises by any party other than Tenant. Landlord shall not unreasonably withhold, condition or delay its consent to any assignment of this Lease or subletting of the Demised Premises or any portion thereof, provided that the proposed transferee (i) is creditworthy, (ii) has a good reputation in the business community, (iii) will use the Demised Premises for the use permitted under Article 13 and will not use the Demised Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building or Project (the existence of which Landlord notifies Tenant), (iv) will not use the Demised Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Demised Premises, Building or Project, (v) is not a governmental entity, or subdivision or agency thereof, (vi) is not another occupant of the Building or Project, and (vii) is not a person or entity with whom Landlord is then, or has been within the nine (9) month period prior to the time

Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Project or any affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent. Additionally, Landlord may withhold its consent in its sole discretion to any proposed assignment or subletting if any default (beyond any applicable notice and cure period) by Tenant then exists. Consent by Landlord to one or more such transfers or subleases shall not destroy or waive this provision, and all subsequent transfers and subleases shall likewise be made only upon obtaining the prior written consent of Landlord. Without limiting the foregoing prohibition, in no event shall Tenant assign this Lease or any interest herein, whether directly, indirectly or by operation of law, or sublet the Demised Premises or any part thereof or permit the use of the Demised Premises or any part thereof by any party, (i) if the proposed assignee or subtenant is a party who would (or whose use would) detract from the character of the Building as a first-class building, such as, without limitation, a dental, medical or chiropractic office or a governmental office, (ii) if the proposed use of the Demised Premises would involve an occupancy rate of more than one (1) person per 200 square feet of Rentable Floor Area of the Demised Premises, (iii) if the proposed assignment or subletting would be to a governmental subdivision or agency or any person or entity who enjoys diplomatic or sovereign immunity, (iv) if such proposed assignee or subtenant is an existing tenant of the Project, (v) if such proposed assignment, subletting or use would contravene any restrictive covenant (including any exclusive use) granted to any other tenant of the Project, or (vi) if the effective rental rate under such assignment or subletting would be less than the effective rental rate then being offered by Landlord for vacant space in the Building. Sublessees or transferees of the Demised Premises for the balance of the Lease Term shall become directly liable to Landlord for all obligations of Tenant hereunder, without relieving Tenant (or any guarantor of Tenant's obligations hereunder) of any liability therefor, and Tenant shall remain obligated for all liability to Landlord arising under this Lease during the entire remaining Lease Term including any extensions thereof, whether or not authorized herein. If Tenant is a partnership, professional association or a limited liability company, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners or members owning a controlling interest in Tenant or having the power to manage the business of Tenant shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest in the capital stock of Tenant, shall be deemed a voluntary assignment of this Lease and subject to the foregoing provisions.

(b) As a condition to considering any request for consent to an assignment or sublease for which consent is required, Tenant shall submit a written request ("**Request to Assign**") to Landlord at least sixty (60) days in advance of the date on which Tenant desires to make such an assignment or sublease. Tenant's Request to Assign shall specify all of the terms of said proposed sublease or assignment, including the proposed effective date thereof, as well as the name and address of each proposed subtenant or assignee. Landlord may require Tenant to obtain and submit current financial statements of any proposed subtenant or assignee (including, without limitation, current financial statements of any prospective guarantor). Landlord shall then have a period of thirty (30) days following receipt of Tenant's Request to Assign within which to notify Tenant in writing whether Landlord elects to: (i) cancel and terminate this Lease as to the space so affected as of the proposed effective date so specified by Tenant in its notice, in which event Tenant will be relieved of all obligations hereunder as to such space first accruing from and after such termination; (ii) permit Tenant to assign this Lease or sublet such space for the duration specified by Tenant in its notice; or (iii) reject the proposed assignment or sublease. If Landlord fails to notify Tenant in writing of its election within the thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. In the event submits a Request to Assign to Landlord, Tenant shall pay to Landlord a fee to cover Landlord's accounting costs plus any legal fees incurred by Landlord as a result of the Request to Assign and any assignment or sublease. Landlord may require an additional security deposit or other form of credit enhancement acceptable to Landlord (including, by way of example and not in limitation, an irrevocable letter of credit, personal guaranties, or other collateral in such form and amounts as may be acceptable to Landlord) as a condition of its consent. If an assignment or sublease is consented to by Landlord under this Article 21,

Tenant and Landlord agree that fifty percent (50%) of all Net Profit (as hereinafter defined) actually received by Tenant from such sublease or assignment shall be paid by Tenant to Landlord as additional Rent hereunder as and when received by Tenant. For purposes herefor, the term "**Net Profit**" shall mean the gross revenue received from the assignee or sublessee, less (i) the Rent paid to Landlord by Tenant with respect to the subleased space during the period of the sublease term or attributable to the period from and after the effective date of the assignment; (ii) any commercially reasonable improvement allowance or other economic concession (planning allowance, moving expenses, etc.) actually paid by Tenant to the sublessee or assignee, and (iii) commercially reasonable brokerage commissions or attorney's fees actually paid in connection with such sublease or assignment. No assignment of this Lease consented to by Landlord shall be effective unless and until Landlord shall receive an original assignment and assumption agreement, in form and substance satisfactory to Landlord, signed by Tenant and Tenant's proposed assignee, whereby the assignee assumes due performance of this Lease to be done and performed for the balance of the then remaining Lease Term of this Lease. No subletting of the Demised Premises, or any part thereof, shall be effective unless and until there shall have been delivered to Landlord an agreement, in form and substance satisfactory to Landlord, signed by Tenant and the proposed sublessee, whereby the sublessee acknowledges the right of Landlord to continue or terminate any sublease, in Landlord's sole discretion, upon termination of this Lease, and such sublessee agrees to recognize and attorn to Landlord in the event that Landlord elects under such circumstances to continue such sublease.

(c) If Landlord exercises its right as of the effective date of such assignment, sublease or other transaction to cancel and terminate this Lease as set forth in Article 21(b) above, Landlord shall not be obligated to pay any consideration to effect such cancellation as to the portion of the Demised Premises and Lease Term with respect to which Landlord has been requested to permit such assignment, sublease or other transaction; and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Demised Premises and for the term proposed to be assigned or subleased, then the Base Rental and other charges payable hereunder shall thereafter be proportionally reduced.

(d) Subject to the other provisions of this Article 21, Tenant may assign this Lease or sublet all or a portion of the Demised Premises (a "**Permitted Transfer**") to the following types of entities (a "**Permitted Transferee**") without the written consent of Landlord, but only after providing Landlord written notice and evidence that the requirements set forth in this Article 21(d) are met at least ten (10) business days in advance of the effective date of the Permitted Transfer: (1) any Affiliate (as hereinafter defined); (2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity into which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, provided (i) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation (provided, Tenant shall not be released from its obligations hereunder) and (ii) the Tangible Net Worth (as hereinafter defined) of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the effective date of the Lease); and (3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity which acquires all or substantially all of Tenant's assets or stock, provided (i) Tenant's obligations hereunder are assumed by such entity (provided, Tenant shall not be released from its obligations hereunder), and (ii) such entity's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the effective date of the Lease). No assignment or subletting to an Affiliate shall relieve Tenant or any guarantor of any liability or obligations under the Lease. As used herein, the term "**Affiliate**" means any entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Tenant. As used herein, "**Tangible Net Worth**" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("**GAAP**"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP, including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder,

or if Tenant no longer exists because of a merger, consolidation, or acquisition, then the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, in the event of an assignment of the Lease (as opposed to a sublease) to a Permitted Transferee, the Permitted Transferee shall assume in writing all of the obligations under the Lease accruing from and after the effective date of such assignment (an original of which assignment agreement shall be delivered to Landlord), and shall comply with all of the terms and conditions of the Lease. No later than five (5) business days after the effective date of any Permitted Transfer, Tenant shall furnish Landlord with (i) copies of the instrument effecting any of the foregoing Permitted Transfers and evidencing any assignee's assumption of all of Tenant's obligations in the Lease from and after the date of the Permitted Transfer, (ii) documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Permitted Transfer, and (iii) evidence that the Permitted Transferee has procured all of the insurance required under the Lease. Any subsequent assignment or sublease by a Permitted Transferee shall be subject to the terms of Articles 21(a), (b), (c) and (e). Notwithstanding the foregoing, assignment to a Permitted Transferee will not be a Permitted Transfer if entered into, in whole or in part, as a subterfuge to avoid the obligations and restrictions set forth in this Lease. Tenant shall in all events remain fully liable to Landlord for all obligations of Tenant under this Lease, regardless of any assignment or subletting or any consent by Landlord thereto.

(e) Notwithstanding anything contained in this Lease to the contrary, if Tenant assigns this Lease or sublets the Demised Premises in contravention of this Article 21, or if Tenant otherwise, by operation of law, ceases to be the sole occupant of the Demised Premises without the consent of Landlord, the same shall be deemed a material default of Tenant, and, in addition to any other rights or remedies Landlord may have with respect to such default, Landlord may also charge and collect from Tenant (and/or the occupant of the Demised Premises) as Rent, an amount equal to 150% of the Rent otherwise reserved and payable under this Lease until such time as Tenant shall have caused compliance with the terms of this Lease. Occupancy or possession of the Demised Premises shall cause said unapproved assignee, sublessee, or occupant to be liable directly to Landlord for all amounts chargeable under this Lease, without the granting thereto of a right of possession of the Demised Premises. Acceptance by Landlord of any Rent payable hereunder made by anyone other than Tenant as named herein shall under no circumstances in and of itself be deemed an approval by Landlord of any assignment or subletting that may be effected without compliance with this Article 21.

22. Destruction.

(a) If the Demised Premises are damaged by fire or other casualty, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of the Landlord (subject to Article 22(c) below), unless this Lease is terminated as provided in this Article 22, and during the period required for restoration, a just and proportionate part of Base Rental shall be abated until the Demised Premises are repaired or rebuilt.

(b) If the Demised Premises are (i) damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one (1) year after the date of the casualty, or (ii) damaged or destroyed as a result of a risk which is not insured under standard special form/all-risk insurance policies, or (iii) damaged or destroyed during the last eighteen (18) months of the Lease Term, or if the Building is damaged in whole or in part (whether or not the Demised Premises are damaged), to such an extent that the Building cannot, in Landlord's judgment, be operated economically as an integral unit, then and in any such event Landlord may at its option terminate this Lease by notice in writing to Tenant within sixty (60) days after the date of such occurrence. If the Demised Premises are damaged to such an extent that repairs cannot, in Landlord's judgment, be completed within one (1) year after the date of the casualty or if the Demised Premises are substantially damaged during the last eighteen (18) months of the Lease Term, then in either such event Tenant may elect to terminate this Lease by notice in writing to Landlord within fifteen (15) days after the date of such occurrence. Unless Landlord or Tenant elects to terminate this Lease as hereinabove

provided, this Lease will remain in full force and effect and Landlord shall repair such damage at its expense to the extent required in this Article as expeditiously as possible under the circumstances.

(c) If Landlord should elect or be obligated pursuant to Article 22(a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building and the leasehold improvements in the Demised Premises (to the extent such leasehold improvements can be restored for the amount of the Construction Allowance applicable thereto) and shall not extend to any furniture, equipment, supplies or other personal property owned or leased by Tenant, its employees, contractors, invitees or licensees. If the cost of performing such repairs and restoration exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, or if Landlord's mortgagee or the lessor under a ground or underlying lease shall require that any insurance proceeds from a casualty loss be paid to it, Landlord may terminate this Lease unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available to Landlord for such purpose.

(d) In no event shall Landlord be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.

23. Landlord's Lien. In addition to any statutory lien, Landlord is hereby granted and shall have, at all times, a valid security interest under the Uniform Commercial Code of Georgia to secure payment of all Rent and other sums of money becoming due under this Lease from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated within the Demised Premises, and all proceeds thereof. Tenant shall not allow such property to be removed therefrom without the prior written consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due or to accrue and become due under this Lease to Landlord shall first have been paid and discharged and all of the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Demised Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property situated within the Demised Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given at least five (5) days before the time of any sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Article. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies immediately. Landlord shall have all of the rights and remedies of a secured party under the Georgia Uniform Commercial Code and upon request by Landlord, Tenant shall execute and deliver to Landlord a financing statement in such form sufficient to perfect the security interest created herein under the provisions of the Georgia Uniform Commercial Code, or Landlord may file this Lease or a copy hereof as a financing statement or Landlord may file a financing statement. The statutory lien for rent is not hereby waived; on the contrary, the security interest herein granted shall be in addition to and supplementary of said statutory lien. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the State of Georgia. Upon Tenant's request, Landlord will enter into a subordination agreement (on Landlord's form) subordinating its statutory landlord's lien and the security interest granted hereby to the security interest(s) of any equipment vendor or lessor, or any bank or other institutional lender, providing equipment or other personal property leasing or

financing to Tenant; provided, however, Tenant shall reimburse Landlord for any attorneys' fees Landlord incurs in connection with the preparation and any negotiation of any such subordination agreement.

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24. Services by Landlord. Landlord shall provide the Building Standard Services described on Exhibit "E" attached hereto and by reference made a part hereof. Any services requested or required to be supplied to Tenant in excess of the Building Standard Services shall be at Tenant's sole cost and expense and shall be paid for by Tenant promptly upon invoice therefor, which invoice may include Landlord's administrative costs and a fee of fifteen percent (15%) for such provision. Except as may be expressly provided elsewhere in this Lease, nothing herein shall be deemed to require Landlord to provide to Tenant any services in excess of the Building Standard Services.

25. Attorney's Fees and Homestead. If Landlord uses the services of any attorney in order to secure compliance with any other provisions of this Lease, to recover damages for any breach or default of any other provisions of this Lease, or to terminate this Lease or evict Tenant, Tenant shall reimburse Landlord upon demand for any and all reasonable attorney's fees and expenses so incurred by Landlord. Tenant waives all homestead rights and exemptions, which it may have under any law as against any obligation owing under this Lease, and assigns to Landlord its homestead and exemptions to the extent necessary to secure payment and performance of its covenants and agreements hereunder. If Tenant files a voluntary petition under any Chapter of Title 11 of the United States Code, or if an involuntary petition is filed against Tenant seeking relief under any Chapter of Title 11 of the United States Code, Tenant acknowledges that Landlord may, at its option, retain an attorney to represent Landlord in such bankruptcy case. If Landlord elects to retain an attorney, all reasonable attorney's fees and expenses (including expenses of consulting or testifying expert witnesses) incurred by Landlord shall be recoverable as additional Rent under the Lease and shall constitute part of the cure required under 11 U.S.C. § 365(b)(1)(A) if Tenant seeks to assume or assume and assign the Lease.

26. Time. Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

27. Subordination and Attornment.

(a) Tenant agrees that this Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease which may now or hereafter be in effect regarding the Project or any component thereof, to any mortgage now or hereafter encumbering the Demised Premises or the Project or any component thereof, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such ground or underlying lease or mortgage, and to any replacements and substitutions for such ground or underlying lease or mortgage. The terms of this provision shall be self-operative and no further instrument of subordination shall be required. Upon request of any party in interest, Tenant shall execute promptly (but in any event within ten (10) days of request therefor) such instrument or certificates as may be reasonably required to carry out the intent hereof, whether said requirement is that of Landlord or any other party in interest, including, without limitation, any ground lessor or mortgagee. Landlord is hereby irrevocably vested with full power and authority as attorney-in-fact for Tenant and in Tenant's name, place and stead, to subordinate Tenant's interest under this Lease to the applicable ground or underlying lease or the lien or security title of any mortgage and to any future instrument amending, modifying, renewing, consolidating, extending, restating, replacing or substituting any such ground or underlying lease or mortgage.

(b) If any mortgagee or any lessor under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may

be. The term "**mortgage**", as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien or security title in connection with any other method of financing or refinancing. The term "**mortgagee**" as used in this Lease refers to the holder(s) of the indebtedness secured by a mortgage.

(c) In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage covering the Demised Premises or the Project, or in the event the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in the event of termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, as the case may be (sometimes hereinafter called "such person"), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i) bound by any payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant's obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord's interest in the Demised Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of the Tenant hereunder. Landlord and Tenant agree that notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage or of a note secured thereby, may sell the Demised Premises or the Building, in the manner provided in the mortgage and may, at the option of such mortgagee, its successors and assigns, or other holder of the mortgage or note secured thereby, make such sale of the Demised Premises or Building subject to this Lease.

(d) Landlord agrees to use commercially reasonable efforts to obtain from any future mortgagee or lessor under a ground or underlying lease a subordination, non-disturbance and attornment agreement ("**SNDA**") in favor of Tenant, on such mortgagee's or lessor's standard form of SNDA. Tenant agrees to promptly execute and delivery any such SNDA upon Landlord's request. However, Landlord shall not be obligated to expend any money, or suffer any loss or liability, to obtain such SNDA, and the inability or failure of Landlord to obtain such SNDA shall not (a) constitute a default by Landlord under the Lease, (b) entitle Tenant to cancel or otherwise terminate the Lease, or (c) affect the self-operative nature of the subordination provisions set forth above in this Article 27, and Tenant shall remain obligated to execute the instruments or certificates which are required of Tenant under this Article 27.

28. Estoppel Certificates.

(a) Within ten (10) business days after request therefor by Landlord, Tenant agrees to execute and deliver to Landlord in recordable form an estoppel certificate addressed to Landlord, any mortgagee or assignee of Landlord's interest in, or purchaser of, the Demised Premises or the Building or any part thereof, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); certifying that there are no defenses or offsets against the enforcement thereof or stating those claimed by

Tenant; stating the date to which Rent and other charges have been paid; and certifying that there are no events of default or events or conditions which, with the giving of notice or passage of time, would be an event of default under this Lease. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

(b) Within ten (10) business days after request therefor by Tenant, Landlord agrees to execute and deliver to Tenant an estoppel certificate addressed to Tenant, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); stating the date to which Rent and other charges have been paid; and stating whether or not to the knowledge of the signer of such certificate, there exists any default in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge.

29. No Estate. This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only a usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

30. Cumulative Rights. All rights, powers and privileges conferred hereunder upon the parties hereto shall be cumulative to, but not restrictive of, or in lieu of those conferred by law.

31. Holding Over. If Tenant remains in possession after expiration or termination of the Lease Term with or without Landlord's written consent, Tenant shall become a tenant-at-sufferance, and there shall be no renewal of this Lease by operation of law. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly rental shall be one hundred fifty percent (150%) of the amount of Rent (including any adjustments as provided herein) payable for the last full calendar month of the Lease Term including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over.

32. Surrender of Premises. Upon the expiration or other termination of this Lease, Tenant shall quit and surrender to Landlord the Demised Premises and every part thereof and all alterations, additions and improvements thereto, broom clean and in good condition and state of repair, reasonable wear and tear only excepted. If Tenant is not then in default, Tenant shall remove all personalty and equipment not attached to the Demised Premises which it has placed upon the Demised Premises, and Tenant shall restore the Demised Premises to the condition immediately preceding the time of placement thereof. At Landlord's option, Tenant shall also be responsible for removing all wires and cables installed by Tenant in the Demised Premises and other portions of the Building to serve Tenant's telecommunications and computer systems in the Demised Premises, and the removal of such wires and cables shall be effected by Tenant without damage to the Building and without interference with the business or operations of Landlord or any other tenant of the Building. Prior to the thirtieth (30th) day following the expiration or sooner termination of the Lease, Landlord may elect by written notice to Tenant to: (a) retain any or all wiring, cables, risers, and similar installations appurtenant thereto installed by or on behalf of Tenant in the risers of the Building ("**Wiring**"); (b) remove any or all such Wiring and restore the Demised Premises and risers to their condition existing prior to the installation of the Wiring ("**Wire Restoration Work**") at Tenant's sole cost and expense; or (c) require Tenant to perform the Wire Restoration Work at Tenant's sole cost and expense. Tenant covenants that as of the expiration of the Lease: (i) Tenant is the sole owner of such Wiring, that Tenant has good right to surrender such Wiring, and that such Wiring is free of all liens and encumbrances; and (ii) all wiring shall be in good condition, working order, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition. If Tenant shall fail or refuse to remove all of Tenant's effects, personalty and

equipment from the Demised Premises and the Building upon the expiration or termination of this Lease for any cause whatsoever or upon the Tenant being dispossessed by process of law or otherwise, such effects, personalty and equipment shall be deemed conclusively to be abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without written notice to Tenant or any other party and without obligation to account for them. Tenant shall pay Landlord on demand any and all expenses incurred by Landlord in the removal of such property, including, without limitation, the cost of repairing any damage to the Building or Project caused by the removal of such property and storage charges (if Landlord elects to store such property). The covenants and conditions of this Article 32 shall survive any expiration or termination of this Lease.

33. Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier, recognized national overnight delivery service or by United States Mail, certified, return receipt requested, postage prepaid. Any such notice shall be deemed received by the party to whom it was sent (i) in the case of personal delivery, courier delivery or recognized overnight delivery service, on the date of delivery to such party, and (ii) in the case of certified mail, the date receipt is acknowledged on the return receipt for such notice, and (iii) if delivery is rejected or refused or the courier, overnight delivery service or U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. All such notices shall be addressed to Landlord or Tenant at their respective address set forth hereinabove or at such other address as either party shall have theretofore given to the other by notice as herein provided. Tenant hereby designates and appoints as its agent to receive notice of all dispossessory or distraint proceedings and all other notices required under this Lease, the person in charge of the Demised Premises at the time said notice is given or occupying said Demised Premises at said time; and, if no person is in charge of or occupying the said Demised Premises, then such service or notice may be made by attaching the same, in lieu of mailing, on the main entrance to the Demised Premises.

34. Damage or Theft of Personal Property. All personal property brought into Demised Premises by Tenant, or Tenant's employees or business visitors, shall be at the risk of Tenant only, and Landlord shall not be liable for theft thereof or any damage thereto occasioned by any act of co-tenants, occupants, invitees or other users of the Project or any other person. Landlord shall not at any time be liable for damage to any property in or upon the Demised Premises which results from power surges or other deviations from the constancy of the electrical service or from gas, smoke, water, rain, ice or snow which issues or leaks from or forms upon any part of the Building or from the pipes or plumbing work of the same, or from any other place whatsoever.

35. Eminent Domain.

(a) If all or part of the Demised Premises shall be taken for any public or quasi-public use by virtue of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by written notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Demised Premises. If title to so much of the Project is taken that a reasonable amount of reconstruction thereof will not in Landlord's sole discretion result in the Building being a practical improvement and reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

(b) If this Lease is terminated under the provisions of this Article 35, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against

the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with Article 35(d) below, provided, however, that no such claim shall diminish or adversely affect Landlord's award.

(c) If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Article 35, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award which are paid to Landlord.

(d) All compensation awarded or paid to Landlord upon a total or partial taking of the Demised Premises or the Project shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense (and not with the proceeds of the Construction Allowance), provided, however, that no such claim shall diminish or adversely affect Landlord's award. In no event shall Tenant have or assert a claim for the value of any unexpired term of this Lease. Subject to the foregoing provisions of this Article 35(d), Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

(e) Notwithstanding anything to the contrary contained in this Article 35, if, during the Lease Term, the use or occupancy of any part of the Building or the Demised Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Demised Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Demised Premises after the end of the Lease Term.

36. Parties. The term "**Landlord**", as used in this Lease, shall include Landlord and its assigns and successors. It is hereby covenanted and agreed by Tenant that should Landlord's interest in the Demised Premises cease to exist for any reason during the Lease Term, then notwithstanding the happening of such event, this Lease nevertheless shall remain in full force and effect, and Tenant hereby agrees to attorn to the then owner of the Demised Premises. The term "**Tenant**" shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant's assignees and sublessees, if this Lease shall be validly assigned or the Demised Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. In addition, Landlord and Tenant covenant and agree that Landlord's right to transfer or assign Landlord's interest in and to the Demised Premises, or any part or parts thereof, shall be unrestricted, and that in the event of any such transfer or assignment by Landlord which includes the Demised Premises, Landlord's obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord's assignee or transferee for performance thereof.

37. Liability of Tenant. Tenant hereby indemnifies Landlord from and agrees to hold Landlord harmless against, any and all liability, loss, cost, damage or expense, including, without limitation, court costs

and reasonable attorney's fees, imposed on Landlord by any person whomsoever, (a) caused in whole or in part by, due to, occasioned by, or directly or indirectly related to any act or omission of Tenant, or any of Tenant's Agents, (b) resulting or arising from or connected with injury or damage to person or property that occurs in or about the Demised Premises, (c) otherwise occurring in connection with any use of the Demised Premises by Tenant or any of Tenant's Agents or any breach, default, violation or nonperformance of any term, provision, covenant or condition on the part of Tenant or any of Tenant's Agents hereunder, or (d) any violation by Tenant or Tenant's Agents of any law, ordinance or governmental order of any kind or of any of the Rules and Regulations. The provisions of this Article 37 shall survive any termination of this Lease.

38. Intentionally Omitted.

39. Abandonment of the Premises. The abandonment or vacation of the Demised Premises shall not be an event of default by Tenant under this Lease, but in the event Tenant shall abandon or vacate the Demised Premises, unless due to a casualty, condemnation or remodeling (which remodeling is being diligently prosecuted), Landlord may, at any time while such abandonment or vacation of the Demised Premises is continuing, notify Tenant of Landlord's election to terminate this Lease, in which event this Lease shall terminate on the date so selected by Landlord in Landlord's written election to terminate this Lease, and on the date so set forth in Landlord's written election, this Lease shall terminate and come to an end as though the date selected by Landlord were the last day of the natural expiration of the Lease Term; provided, however, that no such termination shall affect or limit any obligations or liabilities of Tenant arising or accruing under this Lease prior to the effective date of any such termination; and provided further that Tenant may rescind Landlord's election by (i) notifying Landlord in writing, within ten (10) days after receipt of Landlord's written election to terminate this Lease, that Tenant will reoccupy the Demised Premises for business purposes and (ii) in fact, so reoccupying the Demised Premises for business purposes within sixty (60) days thereafter.

40. Force Majeure. In the event of strike, lockout, labor trouble, civil commotion, Act of God, or any other cause beyond a party's control (collectively "**force majeure**") resulting in the Landlord's inability to supply the services or perform the other obligations required of Landlord hereunder, this Lease shall not terminate and Tenant's obligation to pay Rent and all other charges and sums due and payable by Tenant shall not be affected or excused and Landlord shall not be considered to be in default under this Lease. If, as a result of force majeure, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to pay Rent and all other charges and sums payable by Tenant hereunder,* Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed. Force majeure is not an excuse to holding over. *Article 22 of this Lease establishes what Landlord's and Tenant's respective rights and obligations will be in the event the Demised Premises are damaged or destroyed by a casualty during the Lease Term. While the occurrence of a casualty would not cause Tenant to be unable to pay a monetary sum (and, thus, would not excuse Tenant's obligation to pay a sum that is due under this Lease), Article 22 provides that "a just and proportionate part of Base Rental shall be abated" under some circumstances if and after a casualty occurs.

41. **LANDLORD'S LIABILITY. LANDLORD SHALL HAVE NO PERSONAL LIABILITY WITH RESPECT TO ANY OF THE PROVISIONS OF THIS LEASE. IF LANDLORD IS IN DEFAULT WITH RESPECT TO ITS OBLIGATIONS UNDER THIS LEASE, TENANT SHALL LOOK SOLELY TO THE EQUITY OF LANDLORD IN AND TO THE BUILDING FOR SATISFACTION OF TENANT'S REMEDIES, IF ANY. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT LANDLORD'S LIABILITY UNDER THE TERMS OF THIS LEASE SHALL IN NO EVENT EXCEED THE AMOUNT OF ITS INTEREST IN AND TO SAID BUILDING. IN NO EVENT SHALL ANY PARTNER OF LANDLORD NOR ANY MEMBER OR JOINT VENTURER IN LANDLORD, NOR ANY OFFICER, DIRECTOR OR SHAREHOLDER OF LANDLORD OR**

ANY SUCH PARTNER, MEMBER OR JOINT VENTURER OF LANDLORD BE PERSONALLY LIABLE WITH RESPECT TO ANY OF THE PROVISIONS OF THIS LEASE.

42. Landlord's Covenant of Quiet Enjoyment. Provided Tenant performs the terms, conditions and covenants of this Lease, and subject to the terms and provisions hereof, Landlord covenants and agrees to take all necessary steps to secure and to maintain for the benefit of Tenant the quiet and peaceful possession of the Demised Premises, for the Lease Term, without hindrance, claim or molestation by Landlord or any other person lawfully claiming under Landlord.

43. Security Deposit.

(a) As security for the faithful performance by Tenant throughout the Lease Term, and any extensions or renewals thereof, of all the terms and conditions of this Lease on the part of Tenant to be performed (and as security for the performance of any obligations of Tenant which survive the expiration or earlier termination of the Lease Term), Tenant shall deposit with Landlord the Security Deposit set forth in Article 1(n) above contemporaneously with its execution and delivery of this Lease. Such amount shall be returned to Tenant, without interest, within sixty (60) days after the day set for the expiration of the Lease Term, or any extension or renewal thereof, provided Tenant has fully and faithfully observed and performed all of the terms, covenants, agreements, warranties and conditions hereof on its part to be observed and performed. Landlord shall have the right, at any time, to apply all or any part of the Security Deposit toward the cure of any default of Tenant, the repair of any damage to the Demised Premises or otherwise caused by Tenant, or the amount of any Rent owing under this Lease. Without limitation, in the event Tenant fails or refuses to pay all costs of any Wiring Restoration Work within fifteen (15) days of Tenant's receipt of Landlord's notice requesting Tenant's reimbursement for or payment of such costs, Landlord may apply all or any portion of the Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work. No application of the Security Deposit shall be construed to limit Landlord's right to recover additional sums from Tenant for damages to the Demised Premises. If all or any part of said Security Deposit is so applied by Landlord, then Tenant shall immediately pay to Landlord an amount sufficient to return said Security Deposit to the balance on deposit with Landlord prior to said application.

(b) In no event shall Tenant be entitled to apply the Security Deposit to any Rent due hereunder. In the event of an act of bankruptcy by or insolvency of Tenant, or the appointment of a receiver for Tenant or a general assignment for the benefit of Tenant's creditors, then the Security Deposit shall be deemed immediately assigned to Landlord. The right to retain the Security Deposit shall be in addition and not alternative to Landlord's other remedies under this Lease or as may be provided by law and shall not be affected by summary proceedings or other proceedings to recover possession of the Demised Premises.

(c) In the event of a sale or transfer of Landlord's interest in the Demised Premises or the Building or a lease by Landlord of the Building, Landlord shall have the right to transfer the described Security Deposit to the purchaser or lessee, as the case may be, and, if Landlord elects and completes such transfer, Landlord shall be relieved of all liability to Tenant for the return of such Security Deposit. The Tenant shall look solely to the new owner or lessee for the return of said Security Deposit. The Security Deposit shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment or subletting under this Lease by Tenant, the Security Deposit shall be held by Landlord as a deposit made by the permitted assignee or subtenant and the Landlord shall have no further liability with respect to the return of said Security Deposit to the original Tenant.

(d) Landlord shall not be required to keep the Security Deposit separate from its general accounts.

44. Hazardous Substances. Tenant hereby covenants and agrees that Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be generated, placed, held, stored, used, located or disposed of at the Project or any part thereof, except for Hazardous Substances as are commonly and legally used or stored as a consequence of using the Demised Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies or causes compliance with all applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. Promptly upon receipt of Landlord's request, Tenant shall submit to Landlord true and correct copies of any reports filed by Tenant with any governmental or quasi-governmental authority regarding the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Demised Premises. Tenant also agrees to cooperate with Landlord and to provide access by Landlord and Landlord's representatives to any Tenant's records with respect to the Demised Premises relating to any assessment of the environmental condition of the Demised Premises and the generation, placement, storage, use, treatment or disposal of Hazardous Substances on or about the Demised Premises. For purposes of this Article 44, "**Hazardous Substances**" shall mean and include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively "**Environmental Laws**"). Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorney's fees, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Demised Premises of any Hazardous Substances (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorney's fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act ("**CERCLA**"), any so-called federal, state or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in this Article 44. The obligations of Tenant under this Article shall survive any expiration or termination of this Lease. Landlord represents to Tenant that, to its knowledge, without investigation or inquiry, no release, leak, discharge, spill, disposal or emission of Hazardous Substances has occurred in, on or about the Demised Premises in a manner or quantity in violation of the Environmental Laws as of the date of this Lease, and the Demised Premises do not contain any Hazardous Substances in a manner or quantity in violation of the Environmental Laws as of the date of this Lease. In the event that, during the Lease Term, (i) the Demised Premises are determined to contain any Hazardous Substance in a manner or quantity prohibited by federal or State of Georgia laws or regulations which is in violation of such laws or regulations at the time they were placed in the Demised Premises, (ii) the federal government or the State of Georgia requires its removal or encapsulation during the Lease Term, and (iii) such Hazardous Substance was not installed by Tenant or any of Tenant's Agents, Landlord agrees that it shall, at its sole cost and expense, cause such remedial measures to be taken as are necessary either to remove or (if permitted by applicable law) encapsulate such Hazardous Substance.

45. Submission of Lease. The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon execution hereof by Landlord and Tenant and upon execution of any required Guaranty Agreement annexed hereto and incorporated herein as Exhibit "G".

46. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable.

47. Entire Agreement. This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord to exercise any power given Landlord hereunder, or to insist upon strict compliance by Tenant with any obligation of Tenant hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Landlord's right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

48. Headings. The use of headings herein is solely for the convenience of indexing the various paragraphs hereof and shall in no event be considered in construing or interpreting any provision of this Lease.

49. Broker. T. Dallas Smith & Company, LLC (**"Dallas Smith"**) has represented Tenant in this transaction, and Cushman & Wakefield of Georgia, Inc. (**"C&W"**) has represented Landlord in this transaction. Landlord will pay each of Dallas Smith and C&W a brokerage commission in connection with this Lease in accordance with the terms of a separate agreement between Landlord and each such broker. Tenant hereby authorizes Dallas Smith and C&W and Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that no broker, agent, commission salesperson, or other person other than Dallas Smith has represented Tenant in the negotiations for and procurement of this Lease and of the Demised Premises, and that no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person other than Dallas Smith as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorney's fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees, or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder other than Dallas Smith (and C&W) claiming to have dealt with Tenant, whether or not such claim is meritorious. Tenant shall cause Dallas Smith and any other agent or broker representing Tenant to execute a lien waiver to and for the benefit of Landlord, waiving any and all lien rights with respect to the Building and Land which such agent or broker has or might have under Georgia law.

50. Governing Law. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

51. Special Stipulations. The special stipulations attached hereto as Exhibit "H" are hereby incorporated herein by this reference as though fully set forth.

52. Authority. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in

the State in which the Demised Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture, limited liability company, or sole proprietorship or other business entity (each being herein called "**Entity**"), each of the persons executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers, or principal, as the case may be. Upon the request of Landlord, Tenant shall deliver to Landlord documentation satisfactory to Landlord evidencing Tenant's compliance with this Article, and Tenant agrees to promptly execute all necessary and reasonable applications or documents as reasonably requested by Landlord, required by the jurisdiction in which the Demised Premises is located, to permit the issuance of necessary permits and certificates for Tenant's use and occupancy of the Demised Premises.

53. Financial Statements. Upon Landlord's written request therefor, but not more often than once per year, Tenant shall promptly furnish to Landlord a financial statement with respect to Tenant for its most recent fiscal year prepared in accordance with generally accepted accounting principles and certified to be true and correct by Tenant, which statement Landlord agrees to keep confidential and not use except in connection with proposed sale or loan transactions.

54. Joint and Several Liability. If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation all payment obligations with respect to Rent and all obligations concerning the condition of the Demised Premises.

55. Parking.

(a) Parking Permits. Landlord shall offer and make available to Tenant as of the Rental Commencement Date, and Tenant shall accept from Landlord, a total of three and one-half (3.5) access cards or parking permits for each one thousand (1,000) square feet of Rentable Floor Area then contained in the Demised Premises ("**Parking Permits**"), each of which shall entitle the holder thereof to park in an unassigned parking space in the "Tenant Parking" area of the parking facility located on the Land and which serves the Project (the "**Parking Facility**"). The initial fee for such Parking Permits shall, during the initial Lease Term only, be Zero and 00/100 dollars ($-0-) per Parking Permit per month; provided, however, Landlord reserves the right to impose a monthly fee for each Parking Permit during any extension or renewal term, and Tenant agrees to pay to Landlord any such monthly fees for the Parking Permits on a monthly basis, together with each monthly installment of Base Rental, commencing on the commencement date of the extension or renewal term and thereafter throughout the extension or renewal term. The rates for Parking Permits during any extension or renewal term shall increase as of the initial January 1 occurring during the extension or renewal term, and as of the first day of each succeeding calendar year, at the rate of no less than three percent (3%) per year on a compounded basis. Tenant shall have the right to assign any of its Parking Permits only to any permitted assignees or sublessees under this Lease. The references to any extension or renewal term in this Article 55(a) are not intended and shall not be construed to grant Tenant any right or option to extend the Lease Term or to renew the Lease. There shall be no extension or renewal of the Lease Term by operation of law.

(b) Card Fees. Landlord may establish and require payment of a reasonable fee for the issuance of replacement permits or cards.

(c) Condemnation or Casualty Affecting Parking. If the number of parking spaces available in the Parking Facility is reduced, either temporarily or permanently, as a result of a casualty or taking by condemnation, Landlord shall have the right to effect a proportionate reduction in the number of Parking Permits provided to Tenant, but only so long as such parking spaces are unavailable as a result of the applicable casualty or taking, and Tenant shall not be obligated to pay fees for any Parking Permits not provided to Tenant during such periods.

(d) Relinquishment of Parking Permits. Tenant may at any time on sixty (60) days prior written notice to Landlord relinquish its rights to all or any portion of the Parking Permits allocated to it; provided, however, in no event shall Tenant have the right to reinstate any Parking Permits relinquished by Tenant, and if Tenant thereafter desires to increase the number of Parking Permits allocated to it, Tenant may do so only if available and at such then available rates and terms (which Tenant acknowledges and agrees may be for a month-to-month term or less).

(e) Liability of Landlord. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Facility regardless of whether such loss or theft occurs when the Parking Facility is locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Facility or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Parking Facility as provided herein shall be at the sole risk of Tenant and its employees.

(f) Parking Regulations. Landlord shall have the right from time to time to promulgate reasonable rules and regulations regarding the Parking Facility, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

(g) Auto Storage. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Land. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

(h) Temporary Closures. Landlord shall have the right to temporarily close the Parking Facility or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Facility.

(i) Parking Operator. Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Parking Facility (**"Parking Facility Operator"**). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Parking Facility Operator and pay the Parking Facility Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Parking Facility Operator unless caused by Landlord's negligence or willful misconduct. It is understood and agreed that the identity of the Parking Facility Operator may change from time to time during the Lease Term. In connection therewith, any parking lease or agreement entered into between Tenant and Parking Facility Operator shall be freely assignable by such Parking Facility Operator or any successors thereto.

56. Patriot Act. Tenant represents and warrants to Landlord that Tenant is not, and is not acting, directly or indirectly, for or on behalf of, any person or entity named as a "specially designated national and

blocked person" (as defined in Presidential Executive Order 13224) on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control, and that Tenant is not engaged in this transaction, directly or indirectly, on behalf of, and is not facilitating this transaction, directly or indirectly, on behalf of, any such person or entity. Tenant also represents and warrants to Landlord that neither Tenant nor its constituents or affiliates are in violation of any laws relating to terrorism or money laundering, including the aforesaid Executive Order and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), as amended. Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including reasonable attorney's fees and costs) arising from or related to any breach of the foregoing representations and warranties by Tenant.

[Signatures are on the Following Page]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

LANDLORD:

PIEDMONT CENTER, 1 - 4 LLC,
a Delaware limited liability company

By: NM IMPERIAL, LLC, a Delaware limited liability company, its sole member

By: NM Real Estate Holdings, LLC, a Wisconsin limited liability company, its sole member

By: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, its sole member

By: Northwestern Mutual Investment Management Company, LLC, a Delaware limited liability company, its investment adviser

By: Sandra Binder
Sandra Binder, Director – Asset Management

TENANT:

DLH Holdings Corp.,
a New Jersey corporation

By: Kathryn M JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial officer

Section 23 Deleted by Mutual Agreement

EXHIBIT "A"

LEGAL DESCRIPTION

Buildings 1 - 4 Property

ALL THAT TRACT OR PARCEL OF LAND lying and being in Land Lots 62 and 98 of the 17th District of Fulton County, City of Atlanta, Georgia, and being more particularly described as follows:

BEGINNING at an iron pin set on the northeastern line of the right-of-way of Piedmont Road (being a right-of-way 60 feet in width), said iron pin being located northwesterly a distance of 1,736.0 feet, as measured along the northeastern line of the right-of-way of Piedmont Road, from the point of intersection of the northeastern line of the right-of-way Piedmont Road with the northwestern line of the right-of-way of Ivy Road (being a right-of-way 50 feet in width); running thence north 39 degrees 26 minutes 46 seconds west, and continuing along the northeastern line of the right-of-way of Piedmont Road, a distance of 339.00 feet to an iron pin found; running thence north 39 degrees 30 minutes 30 seconds west, and continuing along the northeastern line of the right-of-way of Piedmont Road, a distance of 424.88 feet to an iron pin found; running thence north 50 degrees 38 minutes 53 seconds east, and leaving the northeastern line of the right-of-way of Piedmont Road, a distance of 437.23 feet to an iron pin found on the land lot line common to said Land Lot 98 and Land Lot 97 of said District and County; running thence along said common land lot line south 87 degrees 38 minutes 31 seconds east, and along a southern line of the Building 15 Property, a distance of 34.01 feet to an iron pin set; running thence south 02 degrees 21 minutes 02 seconds west, and along a southern line of the Building 15 Property, a distance of 9.13 feet to an iron pin found; running thence south 87 degrees 10 minutes 08 seconds east, and along a southern line of the Building 15 Property, a distance of 313.71 feet to a point; running thence south 01 degree 18 minutes 06 seconds east, and along a southwestern line of the Building 14 Property, a distance of 15.24 feet to a point in the corner of a parking deck; running thence south 42 degrees 13 minutes 22 seconds east, and along a southwestern line of the Building 14 Property, a distance of 138.68 feet to a point; running thence south 42 degrees 18 minutes 57 seconds east, and along a southwestern line of the Building 14 Property, a distance of 219.90 feet to a point; running thence south 42 degrees 17 minutes 49 seconds east, and along a southwestern line of the Building 14 Property, a distance of 112.00 feet to a point in the corner of a parking deck; running thence south 47 degrees 32 minutes 50 seconds west, and along a southwestern line of the Building 14 Property, a distance of 18.08 feet to a point in the corner of a parking deck; running thence south 42 degrees 19 minutes 50 seconds east, and along a southwestern line of the Building 14 Property, a distance of 19.09 feet to a point in the corner of a parking deck; running thence south 47 degrees 40 minutes 00 second west, and along a northwestern line of the Buildings 5 - 8 Property, a distance of 154.70 feet to an iron pin set; running thence north 42 degrees 20 minutes 00 second west, and along a northwestern line of the Buildings 5 - 8 Property, a distance of 59.80 feet to an iron pin set; running thence south 42 degrees 43 minutes 13 seconds west, and along a northwestern line of the Buildings 5 - 8 Property, a distance of 532.40 feet to an iron pin set on the northeastern line of the right-of-way of Piedmont Road and the POINT OF BEGINNING.

The above described real property (being the Buildings 1 - 4 Property) comprises 508,383 square feet (11.6709 acres) and is depicted on that certain blueprint of survey, to which reference is made for all purposes, entitled *ALTA/ACSM Land Title Survey for Piedmont Center Ground Lessor, L.L.C.*, dated April 8, 1998, prepared by Loo-Turley & Associates, P.C. and bearing the certification of Richard Loo, Georgia Registered Land Surveyor No. 2129.

EXHIBIT "B"

FLOOR PLAN



This floor plan is intended only to identify the location of the Demised Premises, it being understood that the layout and existence of any improvements within the Demised Premises, as shown on this floor plan, may not be accurate.

EXHIBIT "C"

SUPPLEMENTAL NOTICE

Re: Lease dated as of __________, 2015, by and between Piedmont Center, 1-4 LLC, a Delaware limited liability company, as Landlord, and DLH Holdings Corp., a New Jersey corporation, as Tenant (as the same may have been modified from time to time, the "Lease"), for certain office space located in Three Piedmont Center at 3565 Piedmont Road, N.E., Atlanta, Georgia 30305, as more particularly described in the Lease.

Dear Tenant:

Pursuant to Article 3 of the captioned Lease, please be advised as follows:

1. The Rental Commencement Date is the _____ day of __________, _____, and the expiration date of the Lease Term is the _____ day of __________, _____, subject however to the terms and provisions of the Lease.

2. The first Lease Year begins on ____________________ and ends at midnight on ______________.

3. Terms denoted herein by initial capitalization shall have the meanings ascribed thereto in the Lease.

LANDLORD:

PIEDMONT CENTER, 1 - 4 LLC,
a Delaware limited liability company

By: NM IMPERIAL, LLC, a Delaware limited liability company, its sole member

By: NM Real Estate Holdings, LLC, a Wisconsin limited liability company, its sole member

By: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, its sole member

By: Northwestern Mutual Investment Management Company, LLC, a Delaware limited liability company, its investment adviser

By: ______________________________
Sandra Binder, Director – Asset Management

Date:______________________________

TENANT:

DLH Holdings Corp.,
a New Jersey corporation

By:____________________________________
Name:__________________________________
Title:___________________________________

EXHIBIT "D"

WORK LETTER AGREEMENT

THIS WORK LETTER AGREEMENT ("**Work Agreement**") is made and entered into as of this _____ day of __________, 2015, by and between Piedmont Center, 1 - 4 LLC, a Delaware limited liability company (hereinafter called "**Landlord**"), and DLH Holdings Corp., a New Jersey corporation (hereinafter called "**Tenant**").

WHEREAS, Landlord and Tenant have executed and delivered the Lease Agreement to which this Work Agreement is attached, and into which this Work Agreement is fully incorporated by reference, as Exhibit "D" (the "**Lease**"; all terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Lease unless set forth herein to the contrary);

WHEREAS, Landlord and Tenant desire to set forth herein their respective agreements regarding the improvement of the Demised Premises.

NOW, THEREFORE, in consideration of the premises, the execution and delivery of the Lease by the parties hereto, the mutual covenants contained herein, and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

1. **General.**

(a) The purpose of this Work Agreement is to set forth how the Tenant Improvements (as defined below in Section 2(e)) in the Demised Premises are to be designed and constructed, who will pay for the design and construction of the Tenant Improvements, and the time schedule for completion of the Tenant Improvements.

(b) The provisions of the Lease, except where clearly inconsistent or inapplicable to this Work Agreement, are incorporated into this Work Agreement.

(c) The Demised Premises were previously improved for occupancy by another tenant but, prior to the date of this Lease, Landlord had commenced—yet had not completed—demolition of the prior improvements. Subject to the provisions of this Work Agreement, Tenant accepts the Demised Premises in its "AS IS" condition and acknowledges that it has had an opportunity to inspect the Demised Premises and the Building and Project prior to signing the Lease and finds them to be in satisfactory condition. Tenant acknowledges and agrees that, except as expressly set forth in this Work Agreement, neither Landlord nor its representatives have made any representations, warranties or inducements to Tenant with respect to the condition of the Demised Premises or the improvements therein.

2. **Preparation and Approval of Plans for Tenant Improvements.**

(a) Prior to the date of this Lease, Landlord engaged VeenendaalCave, Inc. ("**VCave**") to prepare a preliminary plan for the improvement of the Demised Premises based upon Tenant's requests. VCave's last-revised plan (dated March 18, 2015) is referred to in this Lease as the "**Preliminary Space Plan**" and is attached to this Lease as Exhibit "D-1". Both Landlord and Tenant have approved the Preliminary Space Plan. Promptly after execution of this Lease, Landlord and Tenant shall meet again with VCave and enable VCave to prepare complete plans and specifications (the "**Draft Plans**"), based upon the Preliminary Space Plan, detailing the Tenant Improvements.

(b) Tenant shall, within five (5) business days of receiving the Draft Plans from Landlord and VCave, approve same in writing or notify Landlord and VCave in writing of any objections or requests (e.g., for additional information) Tenant has. If specific changes are necessary, Landlord shall cause VCave to prepare and submit to Tenant revised Draft Plans, which Tenant shall either approve or comment on in writing within five (5) business days after receipt. This procedure shall be repeated until the plans are approved by Landlord and Tenant (as approved, the "**Plans**"); provided, however, if such procedure is repeated more than once as a result of Tenant's failure to timely raise and/or address all issues that could have been previously raised and/or addressed, then the time period commencing on the date VCave delivers the first set of revised Draft Plans to Tenant to and through the date the Plans are finally approved shall be deemed a Tenant Delay Item.

(c) The term "**Tenant Improvements**" shall mean all improvements, standard or special, shown on the Plans, and must include all of the work described on Exhibit "D-2" to the Lease. (Landlord will list Tenant's name and suite number in the Building directory located in the lobby of the Building at Landlord's cost.) Tenant shall be responsible for the suitability of the design and function of all Tenant Improvements for Tenant's needs and business. Landlord's review and approval of any plans or specifications shall not constitute, and Landlord shall not be deemed to have made, a representation or warranty as to the suitability of the Demised Premises or the Tenant Improvements for Tenant's needs.

3. **Construction**.

(a) After the Plans are approved by Landlord and Tenant, Landlord shall bid the project of completing the Tenant Improvements to at least three (3) general contractors, and thereafter shall enter into a construction contract (the "**Contract**"), in a form reasonably satisfactory to Landlord and Tenant, with the general contractor (the "**Contractor**") that is the most overall best-qualified bidder (unless Landlord and Tenant agree otherwise), pursuant to which the Tenant Improvements shall be constructed substantially in compliance with the Plans. Landlord shall not be responsible for any delays in the approval of the Plans or the issuance of necessary permits and approvals unless such delay results from an act or omission of Landlord or its employees or contractors, in connection with any required execution of a permit application or other ministerial acts required of Landlord. No changes, modifications or alterations in the Plans may be made without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned or delayed; provided, it shall be deemed to be reasonable for Landlord to withhold, condition or delay consent to changes, modifications or alterations in the Plans requested by Tenant if such changes, modifications or alterations could result in (i) impairment of the structural or mechanical integrity of the Building, (ii) interference with the use and enjoyment of the portions of the Project available for use by other tenants or with proper and efficient operation of the building systems of the Building, or (iii) diminution of the value of the Demised Premises or would be visible from outside of the Demised Premises. Landlord reserves the right to reasonably restrict the list of subcontractors who may carry out work related to critical Building systems. This work includes the following: HVAC/mechanical; Electrical; Plumbing; Fire Protection; Fire Alarm; Test & Balance; Roofing; Curtain wall; and Structural.

(b) Landlord shall have the right to post in a conspicuous location on Tenant's Demised Premises, as well as record with the Clerk of the Superior Court of Fulton County, a Notice of Commencement (in form and content required by law and otherwise reasonably acceptable to Landlord).

(c) Tenant hereby grants Landlord, the Contractor, subcontractors and their respective agents, employees and designees permission to enter the Demised Premises to construct the Tenant Improvements. Such permission shall not be revocable.

4. **Landlord's Contribution Toward the Cost of Design and Construction of Tenant Improvements**. Landlord shall contribute up to a maximum of $1,841.25 (the "**Test Fit Allowance**") toward the fee charged by VCave for the preparation of the Preliminary Space Plan (the "**Test Fit**"). Tenant hereby acknowledges that: the Test Fit Allowance may be used only to pay the fee charged by VCave for the Test Fit; in the event said fee is less than the Test Fit Allowance, the portion of the Test Fit Allowance not paid to VCave specifically for the Test Fit

shall be and remain the sole property of Landlord and Tenant shall have no right or claim to the same; and, in the event said fee is more than the Test Fit Allowance, a portion of the Construction Allowance shall be used to pay the additional amount due to VCave for the Test Fit. Landlord shall contribute up to a maximum of $441,900.00 (referred to in the Lease and herein as the "**Construction Allowance**") toward the cost of the Tenant Improvements. The Construction Allowance may be used to pay the following (the "**Allowance Items**"):

(1) any amount of the fee charged by VCave for the Test Fit process in excess of the Test Fit Allowance;

(2) the fees charged by VCave for the preparation of the Draft Plans and Plans;

(3) all costs of obtaining building permits and other necessary authorizations from all governmental authorities having jurisdiction;

(4) all direct and indirect costs of procuring and installing the Tenant Improvements in the Demised Premises, including any construction fee for overhead and profit and any project management fees, and all costs and fees, including, without limitation, architects' and engineers' fees, incurred by Landlord in its review and approval all plans or specifications submitted to Landlord by Tenant pursuant to Section 2 hereof, which costs and fees shall be in addition to Landlord's Program Management Fee (as defined in Section 5 hereof); and

(5) Landlord's Program Management Fee, which Tenant hereby consents to and agrees shall be paid to Landlord's construction manager before any other costs are paid.

5. **Landlord's Program Management Fee**. Landlord's construction manager shall provide program management services in connection with the construction of the Tenant Improvements and any Changes (as defined below in Section 7 hereof). Such services shall be performed, at Tenant's cost (but from the Construction Allowance), for a fee of four percent (4%) of all of all of the costs associated with the design and construction of the Tenant Improvements and any Changes cost of the work (including architectural, engineering and design fees in addition to the "hard costs" of the work). Such fee is referred to herein as the "**Program Management Fee**."

6. **Tenant's Payment of Costs Associated With the Tenant Improvements in Excess of the Construction Allowance.**

(a) Landlord has no obligation to pay for costs of the Tenant Improvements and any Changes in excess of the Construction Allowance (except that Landlord will contribute the Test Fit Allowance toward the cost of the Test Fit as set forth in Section 4 hereof). If the cost of the Tenant Improvements and/or Changes exceeds the Construction Allowance, Tenant shall be solely responsible for payment of such costs (except that Landlord will contribute the Test Fit Allowance toward the cost of the Test Fit as set forth in Section 4 hereof). Landlord shall only be obligated to make disbursements from the Construction Allowance to the extent costs are incurred for Allowance Items.

(b) Prior to the commencement of the construction of the Tenant Improvements, Landlord shall, upon Tenant's request, deliver to Tenant an estimate of the total cost of the Tenant Improvements, including the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements (the "**Final Costs**"). If the projected Final Costs exceed the Construction Allowance (the difference between the amount of the Final Costs and the amount of the Construction Allowance being the "**Over-Allowance Amount**"), then Tenant shall deposit the Over-Allowance Amount with Landlord, in cash, prior to the commencement of construction of the Tenant Improvements. The Over-Allowance Amount, to the extent it is deposited by Tenant with Landlord pursuant to the immediately preceding sentence, shall be disbursed by Landlord prior to the disbursement of any portion of the Construction Allowance, and such disbursement shall be pursuant to the same procedure used for the Construction Allowance. In the event that the costs associated with the design and construction of the Tenant Improvements exceed the pre-construction estimate of the Final Costs, Tenant shall pay

Landlord the additional costs associated with the design and construction of the Tenant Improvements (provided the Construction Allowance has been depleted) within thirty (30) days following Landlord's request. Any failure by Tenant to pay any amount due to Landlord under this Section 6 which is not cured within five (5) business days after written request by Landlord shall be a default under this Work Agreement and under the Lease.

7. **Changes.** If Tenant requires any change, addition or alteration (collectively, a "**Change**") in the approved Plans, Tenant shall notify Landlord of such Change in writing ("**Tenant's Change Notice**"). Landlord shall not unreasonably withhold, condition or delay its consent to any such Change, provided the Change does not adversely affect the Building's structure, systems, equipment, security system or appearance; provided, it shall be deemed to be reasonable for Landlord to withhold, condition or delay consent to Changes requested by Tenant if such Changes could result in (i) impairment of the structural or mechanical integrity of the Building, (ii) interference with the use and enjoyment of the portions of the Project available for use by other tenants or with proper and efficient operation of the building systems of the Building, or (iii) diminution of the value of the Demised Premises or would be visible from outside of the Demised Premises. Landlord shall approve such Change or give its reason for disapproval of such Change within five (5) business days of Tenant's Change Notice.

8. **Delays; Indemnity.**

(a) If the completion of the Tenant Improvements in the Demised Premises is actually delayed (i) at the request of Tenant, (ii) by Tenant's failure to comply with the provisions of this Work Agreement, including failure to provide information or give approvals within the time periods specified herein and/or failure to pay any sums payable by Tenant within the time periods specified herein, (iii) because of Tenant's default hereunder or under the Lease, (iv) because of Tenant's request for Changes, whether or not any such Changes are actually performed, (v) because of the Contractor's performance of any Change, (vi) because of Tenant's request for materials, finishes or installations requiring unusually long lead times, or (vii) because of any other act or omission of Tenant or any employee, agent, consultant or representative of Tenant or any person employed by any agent, consultant or representative of Tenant (collectively, "**Tenant Delay Items**" and individually a "**Tenant Delay Item**"), then Tenant shall immediately pay to Landlord as additional Rent the actual, reasonable costs and any expenses occasioned by such delay, including, without limitation, any costs and expenses attributable to increases in labor or materials. As used in the Lease and in this Work Agreement, the term "**Completion Date**" means the date upon which the Tenant Improvements are actually substantially completed (but not including completion of final "punch list" items) and a temporary or final certificate of occupancy for the Demised Premises has been issued; provided however, in the event any Tenant Delay Item occurs, then the "Completion Date" for purposes of the Lease and this Work Agreement shall be the date upon which the Tenant Improvements would have been substantially completed had the Tenant Delay Item not occurred (as determined by Landlord's construction manager). Notwithstanding anything contained in the Lease or this Work Agreement to the contrary, Tenant shall not have the right to occupy the Demised Premises or any portion thereof for purposes of doing business therein unless and until a certificate of occupancy for the Demised Premises has been issued. Landlord shall complete any punch list items as soon as reasonably possible, but, in any event, within thirty (30) days following delivery of the punchlist to Landlord; provided, however, if any of the punch list items are not reasonably susceptible of being corrected or completed within thirty (30) days, the thirty (30) day period shall be extended as reasonably necessary to allow Landlord to complete such punch list items provided Landlord commences its efforts promptly and prosecutes same with due diligence thereafter.

(b) Tenant's indemnity of Landlord as set forth in Article 37 of the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Article 37 of the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary to obtain any building permit or certificate of occupancy for the Demised

Premises or to complete the Tenant Improvements, except to the extent caused by the negligence of Landlord or its agents, employees or contractors.

9. **Unused Portion of the Construction Allowance Upon Completion of Tenant Improvements**. Provided no event of default then exists under the Lease, if any portion of the Construction Allowance remains after the Completion Date and payment in full of all costs associated with the design and construction of the Tenant Improvements, Tenant may elect—by giving written notice to Landlord (together with copies of invoices or other documentation which verifies the costs incurred) on or before the date which is sixty (60) days following the Completion Date, failing which such right shall be deemed waived and shall be of no further effect—to use up to $88,380.00 of the remaining portion of the Construction Allowance to reimburse Tenant for costs incurred in moving its personnel, furniture and equipment into the Demised Premises, and in installing voice and data cabling and wiring in the Demised Premises. Notwithstanding anything to the contrary contained herein, subject to the immediately preceding sentence, any remaining unused portion of the Construction Allowance on the date which is sixty (60) days following the Completion Date shall be and remain the sole property of Landlord, and Tenant shall have no right or claim to the same.

10. **Meetings**. At Landlord's request, Tenant and its agents shall participate in meetings called by Landlord from time to time, and at reasonable times, with the Contractor regarding the progress of the preparation of Plans and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord in Atlanta, Georgia. At Tenant's request, an agent of Landlord shall participate in meetings with Tenant's designated representative from time to time, and at reasonable times, with the Contractor regarding the progress of the preparation of Plans and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord in Atlanta, Georgia.

11. **Miscellaneous**.

(a) **Tenant's Representative**. Tenant has designated Kevin Wilson as its sole representative with respect to the matters set forth in this Work Agreement, who, until further written notice is provided to Landlord, shall have full authority and responsibility to act on behalf of Tenant as required in this Work Agreement.

(b) **Landlord's Representative**. Landlord has designated Kimberly Quick as its sole representative with respect to the matters set forth in this Work Agreement, who, until further written notice is provided to Tenant, shall have full authority and responsibility to act on behalf of Landlord as required in this Work Agreement.

(c) **Tenant's Lease Default**. Notwithstanding any provision to the contrary contained in this Lease, if an event of default under the Lease or a default by Tenant under this Work Agreement has occurred (and Landlord has sent any notice of default Landlord is required under the Lease or under this Work Agreement to send and the default has not been cured within any applicable cure period) at any time on, before or after the date of the Lease, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Test Fit Allowance and all or any portion of the Construction Allowance until such time as such default is cured pursuant to the terms of this Lease, and (ii) all other obligations of Landlord under the terms of this Work Agreement shall be suspended until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any actual delay in the substantial completion of the Demised Premises caused by such inaction by Landlord).

(d) **Merger**. Except as expressly set forth in this Work Agreement, Landlord has no other agreement with Tenant with respect to work in the Demised Premises or in the Project and has no other obligation to do any work or pay any amounts with respect to the Demised Premises or the Project. Any other work in the Demised Premises or the Project which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

(e) **Applicability of Work Agreement**. This Work Agreement shall not be deemed applicable to any additional space added to the original Demised Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Demised Premises or any additions thereto in the event of damage or destruction of the Demised Premises, condemnation of the Demised Premises, or renewal or extension of the initial term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(f) **Execution in Conjunction with Lease**. This Work Agreement is being executed in conjunction with the Lease and is subject to each and every term and condition thereof, including, without limitation, the limitations of Landlord's liability set forth therein.

(g) **Additional Work**. Tenant's obligation to pay Base Rental, Tenant's Forecast Additional Rental, Tenant's Additional Rental and any other amounts due under the Lease shall begin on the Rental Commencement Date, regardless of whether (a) any work to be performed by Tenant is completed, (b) the move-in of Tenant's furniture, fixtures, machinery, equipment or other personal property is completed, and/or (c) Tenant is actually occupying all or any part of the Demised Premises.

(h) **Cooperation**. In addition to foregoing work to be performed by or on behalf of Tenant (which includes work within the scope of the normal construction trades employed for the Building), all work not within the scope of the normal construction trades employed for the Building, such as the furnishing and installing of draperies (if approved by Landlord), furniture, telephone equipment, telephone wiring and other communications wiring not included in the Tenant Improvements shown on the Plans, and office equipment, shall be furnished and installed by Tenant at Tenant's expense.

(i) **Telecommunication Services**. Tenant shall be solely responsible at Tenant's expense for making arrangements for any and all voice, data and other telecommunications services (the "**Telecommunications Services**") to be furnished to the Demised Premises by a third party provider ("**Provider**"); provided, however, (i) any such Provider selected by Tenant must first be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, and when considering any such request for approval of a Provider, Landlord shall be entitled to take into account all factors relevant to such determination, including the financial capability, reputation and quality of such Provider, (ii) such Provider shall be required to maintain workers' compensation insurance as required by applicable law and commercial general liability insurance in an amount not less than $2,000,000.00 per occurrence with an annual aggregate limit of not less than $5,000,000.00 insuring against bodily injury and property damage caused by activities of the Provider or its agents, contractors or employees in connection with the installation, maintenance, repair and replacement of equipment, conduits, wires and other telecommunications facilities within the Project, and (iii) access by the Provider to the Project and use of the Building equipment rooms and risers by the Provider and the installation, operation and maintenance by the Provider of such telecommunications facilities shall be governed by the terms of Landlord's standard communications site access agreement which must be executed by the Provider and Landlord prior to the Provider's entry upon the Project. Tenant shall not extend Telecommunications Services to, or otherwise make its telecommunications facilities available to, other tenants or occupants of the Project without Landlord's prior written consent. Tenant acknowledges that Provider's failure to comply with its obligations under the communications site access agreement between Provider and Landlord may result in the termination of such agreement which will necessitate Tenant making arrangements for Telecommunications Services to be furnished to the Demised Premises by another Provider in accordance with this Section 11(i); provided, however, Landlord agrees that Landlord will not terminate the communications site access agreement with the Provider furnishing Telecommunications Services to the Demised Premises as a result of the default by the Provider thereunder unless Landlord has provided written notice to Tenant of the Provider's default under such agreement at least ten (10) days prior to the termination by Landlord of such agreement, and Landlord shall not require such Provider to remove its equipment, wires and cables from the Project for a period of thirty (30) days after the date of termination of such agreement so as to provide Tenant with sufficient time to arrange for Telecommunications Services to be furnished to the Demised Premises by another Provider. Landlord shall not be liable to Tenant for, and Tenant does hereby release Landlord and

Landlord's officers, directors, partners, members, employees, agents and contractors (collectively, the "**Landlord Parties**") from, any claims, losses, costs, expenses and damages of any kind whatsoever, whether actual, consequential, direct or indirect, arising from or caused by any interruption or cessation of Telecommunications Services to or within the Demised Premises and the Project, regardless of the cause of such interruption or cessation, and no such interruption or cessation shall work an abatement of Rent under this Lease. Tenant acknowledges that Tenant may elect to obtain and maintain business interruption insurance to cover any risk of loss or damage caused by any interruption or cessation of Telecommunications Services to or within the Demised Premises and the Project, and Tenant agrees that if Tenant shall elect to obtain business interruption insurance covering any such loss or damage, Tenant shall cause its insurer to waive all rights of subrogation against Landlord as provided in Article 18 of the Lease. As between Tenant and the Landlord Parties, Tenant shall bear the sole risk of loss or damage caused by any interruption or cessation of Telecommunications Services to or within the Demised Premises and the Project.

[Signatures are on the Following Page]

[Signature Page of Work Agreement]

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

LANDLORD:

PIEDMONT CENTER, 1 - 4 LLC,
a Delaware limited liability company

By: NM IMPERIAL, LLC, a Delaware limited liability company, its sole member

By: NM Real Estate Holdings, LLC, a Wisconsin limited liability company, its sole member

By: THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, its sole member

By: Northwestern Mutual Investment Management Company, LLC, a Delaware limited liability company, its investment adviser

Sign & R

By: Sandra Binder
Sandra Binder, Director – Asset Management

TENANT:

DLH Holdings Corp.,
a New Jersey corporation

By: Kathryn M. JohnBull
Name: Kathryn M. JohnBull
Title: Chief Financial Officer

EXHIBIT "D-1"

PRELIMINARY SPACE PLAN


SW1

<u>EXHIBIT "D-2"</u>

REQUIRED TENANT IMPROVEMENTS WORK

The "Tenant Improvements" performed pursuant to <u>Exhibit "D"</u> to the Lease shall include, without limitation, the following:

(a) <u>Demolition</u>. Any necessary demolition of existing improvements situated within the Demised Premises in order to perform the work reflected on the Plans shall be considered a part of the Tenant Improvements and, subject to the Construction Allowance, Tenant shall pay all costs associated therewith.

(b) <u>Air conditioning</u>.

(i) Any modifications to or deviations from building standard heating and air conditioning system.

(ii) Material and installation of components including diffusers (all interior zone diffusers and any additional perimeter slot diffusers), return grilles, flex duct and spin-ins called for by Tenant's layout design.

(iii) All additional duct work throughout the Demised Premises.

(iv) Fire dampers as required by Tenant's layout design.

(v) Installation of building standard thermostats.

(vi) Test and balance work.

(vii) Supplemental HVAC and/or exhaust systems.

(c) <u>Electrical</u>.

(i) Electrical distribution system on each floor from the electrical panel location on each floor.

(ii) All light switches.

(iii) All electrical outlets.

(iv) All telephone/data cable rough-in boxes and pullstrings (Tenant shall be responsible for the installation of its own phone and data cable, plenum rated or installed in conduit, including conduits, if required from base building riser closet to Tenant's telephone back board).

(v) Provision and installation of all light fixtures and related circuitry, panel boards, etc.

(vi) Any provision for supplying power to the Demised Premises beyond the watts per rentable square foot specified in the Building Standard Services.

(vii) All exit light fixtures, fire extinguishers and related cabinets and exit signs within the Tenant's Demised Premises.

(viii) All ADA strobe horn devices within Tenant's Demised Premises.

(d) Provision and installation of any ceiling system approved by Landlord.

(e) Any modification to or deviation from the existing standard sprinkler system including relocations of or additions to the number of sprinkler heads provided or the provision of a non-standard sprinkler head.

(f) All plumbing work for facilities such as showers, sinks or additional toilets in the Demised Premises or in support of Tenant's kitchen appliances in the Demised Premises.

(g) All partitions, including finish on both sides of the common corridor walls, which are affected, and those walls within the Demised Premises, including the finish thereof, and the finish to the inside of the Building perimeter walls (as applicable), and other wall finish work resulting from Tenant's work (such as those affecting demising walls).

(h) All doors and frames.

(i) All hardware, which must match and be compatible with the established building standards.

(j) All floor finishes including base.

(k) Any special construction as shown on the drawings and specifications approved by Landlord.

(l) Tenant's identification signage (conforming to Landlord's standards) at entrance to Demised Premises.

(m) All fire alarm devices, including speakers, required within the Demised Premises by applicable building code.

EXHIBIT "E"

BUILDING STANDARD SERVICES

Landlord shall furnish the following services to Tenant during the Lease Term while the Demised Premises or any portion thereof is being occupied for business purposes (the "**Building Standard Services**"):

(a) Common-use restrooms (with cold and tempered domestic water) and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the standards of the Building.

(b) Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the standards of the Building. Such heating and air conditioning shall be furnished between 7:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the "**Building Operating Hours**"). Landlord shall provide HVAC service to the Demised Premises after Building Operating Hours, upon reasonable prior notice from Tenant, at a rate of Fifty-Five and 00/100 Dollars ($55.00) per hour, per floor, with a two hour minimum charge for each request, as such rate may be increased by Landlord from time to time, but no more than one time annually, based on the cost to Landlord to provide the service.

(c) Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the standards of the Building.

(d) Janitorial service shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in a manner that Landlord reasonably deems to be consistent with the standards of the Building.

(e) Security services for the Building. Landlord shall be the sole determinant of the type and amount of security services to be provided. Tenant, its agents, employees, contractors and visitors shall comply with the procedures and systems adopted by Landlord from time to time for the safety and security of the Building and its occupants. Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees, contractors and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building and/or the Demised Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury.

(f) Sufficient electrical capacity at the building core electrical panels to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed two (2) watts per square foot of rentable area; and (ii) lighting (277/480 volts), provided that the total rated electrical design load for said lighting shall not exceed two (2) watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the "**Building Standard Rated Electrical Design Load**").

Tenant will design Tenant's electrical system serving any equipment producing non-linear electrical loads to accommodate such non-linear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Tenant's Plans shall include a calculation of Tenant's fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads.

Should Tenant's total rated electrical design load exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the Building Standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage

panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "**Additional Electrical Equipment**"). If the Additional Electrical Equipment is installed because Tenant's low or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment.

The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment, shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

Tenant agrees that if Tenant uses data processing or other electronic equipment, which incorporates the use of switched mode power supplies or any other type device causing harmonic distortion on Landlord's power distribution system, Tenant shall install filters at Tenant's cost to eliminate the harmonic distortion. In addition, any damage to Landlord's equipment resulting from harmonic distortion caused by Tenant's electronic equipment shall be repaired at Tenant's expense. Total harmonic distortion shall not exceed five percent (5%).

If any of Tenant's electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Landlord (on Tenant's behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

If Tenant requires that certain areas within Tenant's Demised Premises must operate in excess of the normal Building Operating Hours (as hereinabove defined), the electrical service to such areas shall be separately circuited and metered (at Tenant's expense) such that Tenant shall be billed the costs associated with electricity consumed during hours other than Building Operating Hours.

Landlord reserves the right to change the provider of electricity for the Building at any time and from time to time in Landlord's sole discretion. Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electrical service for or with respect to the Demised Premises or Tenant's operations therein from any provider of electrical service other than the Building electrical service provider, or (ii) to enter into any separate or direct contract or other similar arrangements with the Building electrical service supplier for the provisions of electrical service to Tenant at the Demised Premises.

(g) All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

(h) Non-exclusive multiple elevator cab passenger service to the floor(s) of the Demised Premises during Building Operating Hours (as hereinabove defined) and at least one (1) cab passenger service to the floor(s) on which the Demised Premises are located twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

(i) To the extent the services described above require electricity and water supplied by public utilities, Landlord's covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same. Except for deliberate and willful acts of Landlord, failure by Landlord to furnish the services described herein, or any cessation thereof, shall not render Landlord liable for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. In addition to the foregoing, should any of the

equipment or machinery, for any cause, fail to operate, or function properly, Tenant shall have no claim for rebate of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom; provided, however, Landlord agrees to use reasonable efforts to promptly repair said equipment or machinery and to restore said services during normal business hours.

(j) The following dates shall constitute "**Holidays**" as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas, and any other holiday generally recognized as such by landlords of office space in the metropolitan Atlanta office market, as determined by Landlord in good faith. If in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia on account of said holiday shall constitute the Holiday under this Lease.

EXHIBIT "F"

RULES AND REGULATIONS

1. No sign, picture, advertisement or notice visible from the exterior of the Demised Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Demised Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant's cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Demised Premises without the prior consent of the Landlord, including approval by the Landlord of the quality, type, design, color and manner of attachment. In the event of any breach of the foregoing, Landlord may remove the applicable item, and Tenant agrees to pay the cost and expense of such removal.

2. Tenant agrees that its use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation. Any wires and wiring installed by or on behalf of Tenant within any riser of the Building shall be bundled together within such riser and a tag shall be placed on such bundle at each floor of the Building identifying the floor(s) served by each bundle and the name and telephone number of a representative of Tenant to contact in the case of an emergency.

3. The Demised Premises shall not be used for storage of merchandise held for sale to the general public. Tenant shall not do or permit to be done in or about the Demised Premises or Building anything which shall increase the rate of insurance on said Building or obstruct or interfere with the rights of other tenants of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Demised Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Demised Premises except with permission of Landlord. Tenant will be permitted to use for its own employees within the Demised Premises a small microwave oven and Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations, and provided that such use shall not result in the emission of odors from the Demised Premises into the common area of the Building. No vending machines of any kind will be installed, permitted or used on any part of the Demised Premises without the prior consent of Landlord. No part of said Building or Demised Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Demised Premises without prior written consent of the Landlord. No area outside of the Demised Premises shall be used for storage purposes at any time.

4. No birds or animals of any kind shall be brought into the Building. This does not include "service animals" (as such term is defined in the Disabilities Acts) accompanying disabled persons. Service animals must be harnessed, leashed, or tethered, unless these devices interfere with the service animal's work or the individual's disability prevents using these devices. In that case, the individual must maintain control of the animal through voice, signal, or other effective controls. Handlers may walk service animals in designated areas of the Project. No bicycles, motorcycles or other motorized vehicles shall be brought into the Building.

5. The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant, and no articles shall be placed on the window sills of the Building. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6. One access card or key, as applicable, for each employee of Tenant for access to the Demised Premises will be furnished Tenant without charge. Landlord may make a reasonable charge for any additional access cards and keys. No additional lock, latch or bolt of any kind shall be placed upon any door nor shall any changes be made in existing locks without written consent of Landlord, and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in the event of loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

7. Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles such as safes, machines and other equipment brought into the Building. Tenant shall not allow the building structure within the Demised Premises, nor shall Tenant cause the elevators of the Building, to be loaded beyond rated capacities. No safes, furniture, boxes, large parcels or other kind of freight shall be taken to or from the Demised Premises or allowed in any elevator, hall or corridor except at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of freight elevator for the purpose of transporting such articles and such articles may be taken in or out of said Building only between or during such hours as may be arranged with and designated by Landlord. The persons employed to move the same must be approved by Landlord. Landlord reserves the right to inspect and, where deemed appropriate by Landlord, to open all freight coming into the Building and to exclude from entering the Building all freight which is in violation of any of these Rules and Regulations and all freight as to which inspection is not permitted. No hand trucks, mail carts, floats or dollies shall be used in passenger elevators. All hand trucks, mail carts, floats or dollies used by Tenant or its service providers for the delivery or receipt of any freight shall be equipped with rubber tires.

8. Tenant shall not cause or permit any gases, liquids or odors to be produced upon or permeate from the Demised Premises, and no flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building. Tenant shall prevent inadequate ventilation from and will assure proper operation of any HVAC systems and/or office equipment under Tenant's control, and Tenant will not allow any unsafe levels of chemical or biological contaminants in the Demised Premises and will take all steps necessary to prevent the release of such contaminants from adhesives, machinery, and cleaning agents. Tenant shall cooperate in all respects with Landlord regarding the management of the indoor air quality in the Building and in connection with the development and implementation of an indoor air quality management plan for the Building. Smoking shall not be permitted in any common areas of the Building or the Project or in any premises within the Building. If Tenant shall assert that the air quality in the Demised Premises is unsatisfactory or if Tenant shall request any air quality testing within the Demised Premises, Landlord may elect to cause its consultant to test the air quality within the Demised Premises and to issue a report regarding same. If the report from such tests indicates that the air quality within the Demised Premises is comparable to the air quality of other similar-class office buildings in the market area of the Building, or if the report from such tests indicates that the air quality does not meet such standard as a result of the activities caused or permitted by Tenant in the Demised Premises, Tenant shall reimburse Landlord for all costs of the applicable tests and report. Additionally, in the event Tenant shall cause or permit any activity which shall adversely affect the air quality in the Demised Premises, in the common area of the Building or in any premises within the Building, Tenant shall be responsible for all costs of remedying same.

9. Every person, including Tenant, its employees and visitors, entering and leaving the Building may be questioned by security personnel as to that person's business therein and may be required to produce a valid picture identification and to sign such person's name on a form provided by Landlord for registering such person; provided that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the hours of 7:00 a.m. and 6:00 p.m., on all days except Saturdays, Sundays and Holidays. Landlord may also implement a card access security system to control access to the Building during such other times. Landlord shall not be liable for excluding any person from the Building during such other times, or for admission of any person to the Building at any time, or for damages or loss for theft resulting therefrom to any

person, including Tenant. Tenant acknowledges and agrees that Landlord is not obligated to have security personnel in the Building.

10. Unless agreed to in writing by Landlord, Tenant shall not employ any person other than Landlord's contractors for the purpose of cleaning and taking care of the Demised Premises. Cleaning service will not be furnished on nights when rooms are occupied after 6:30 p.m., unless, by agreement in writing, service is extended to a later hour for specifically designated rooms. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring. Only persons authorized by the Landlord may furnish ice, drinking water, towels, and other similar services within the Building and only at hours and under regulations fixed by Landlord.

11. No connection shall be made to the electric wires or gas or electric fixtures, without the consent in writing on each occasion of Landlord. All glass, locks and trimmings in or upon the doors and windows of the Demised Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Demised Premises, nor permit upon the Demised Premises any noisome, noxious, noisy or offensive business.

12. If Tenant requires wiring for a bell or buzzer system, such wiring shall be done by the electrician of the Landlord only, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. If telegraph or telephonic service is desired, the wiring for same shall be approved by Landlord, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives, as stated. The electric current shall not be used for space heaters unless written permission to do so shall first have been obtained from Landlord or its representatives in writing, and at an agreed cost to Tenant.

13. Tenant and its employees and invitees shall observe and obey all parking and traffic regulations as imposed by Landlord. All vehicles shall be parked only in areas designated therefor by Landlord.

14. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

15. Tenant agrees to participate in the waste recycling programs, if any, implemented by Landlord for the Building, including any programs and procedures for recycling writing paper, computer paper, shipping paper, boxes, newspapers and magazines and aluminum cans. If Landlord elects to provide collection receptacles for recyclable paper and/or recyclable aluminum cans in the Demised Premises, Tenant shall designate an appropriate place within the Demised Premises for placement thereof, and Tenant shall cause its employees to place their recyclable papers and/or cans into the applicable such receptacles on a daily basis.

16. Any special work or services requested by Tenant to be provided by Landlord shall be provided by Landlord only upon request received at the Project management office. Building personnel shall not perform any work or provide any services outside of their regular duties unless special instructions have been issued from Landlord or its managing agent.

17. Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days' prior notice of the change, unless the change is required by governmental authority.

18. The directory of the Building will be provided for the display of the name and location of the tenants. Landlord must first approve any additional name, which Tenant shall desire to place upon said directory and if so approved, a reasonable charge will be made therefor.

19. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the other tenants of the Building.

20. These Rules and Regulations are supplemental to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

21. Landlord reserves the right to make such other and reasonable Rules and Regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project, and for the preservation of good order therein.

EXHIBIT "G"

Intentionally Omitted. No Guaranty of Lease.

EXHIBIT "H"

SPECIAL STIPULATIONS

1. **Subordinated One-Time Right of First Refusal.**

(a) Subject to the terms and conditions in this Special Stipulation 1 below, and subject to any existing expansion options, renewal options, rights of first offer, rights of first refusal, and other rights of any current tenant or lessee of the Complex, including the Building (together with their respective successors, assigns, assignees, and sublessees, an "**Existing Tenant**"), Landlord hereby grants to Tenant during the initial Lease Term a one-time right of first refusal ("**First Refusal Right**") with respect to the lease of the approximately 6,023 rentable square feet of space adjacent to the Demised Premises as shown on the floor plan attached hereto as Exhibit "H-1" and made a part hereof (collectively, the "**ROFR Space**"), to be exercised in accordance with Special Stipulation 1(b) below.

(b) If Landlord receives an offer to lease any of the ROFR Space from a prospect (the "**Prospect**") which Landlord is willing to accept, Landlord shall deliver written notice thereof (the "**First Refusal Notice**") to Tenant. If the Prospect is interested in combining the ROFR Space with other space (the ROFR Space, plus such additional space, if any, is hereinafter referred to as the "**Offered Space**"), then, at Landlord's option, Tenant shall not have the right or option to lease the ROFR Space unless Tenant leases all of the Offered Space. Tenant shall notify Landlord in writing within three (3) days of receipt of the First Refusal Notice whether it desires to lease the entire Offered Space on the terms and conditions set forth in the First Refusal Notice; provided, however, that, except as set forth in Landlord's First Refusal Notice, Tenant's leasing of the Offered Space shall be on an "as is" basis (and Landlord shall have no obligation with respect to any leasehold improvements), and Tenant shall receive no concessions or allowances on account of leasing the Offered Space. Time shall be of the essence with respect to the exercise by Tenant of its First Refusal Right under this Special Stipulation 1. If Tenant does not exercise such First Refusal Right or fails to notify Landlord within such three (3) day period of its election, then Tenant's First Refusal Right shall expire and be of no further force or effect (and Tenant shall have no further rights with respect to the Offered Space) and Landlord shall thenceforth be free to lease the ROFR Space (or any part thereof) to any person or entity on any terms and conditions. If Tenant does exercise its First Refusal Right by notifying Landlord of its election to lease the Offered Space within a three (3) day period after receipt of a First Refusal Notice, then the Offered Space shall be added to the Demised Premises (and Base Rental, Tenant's Additional Rental and other items of Rent shall commence to accrue thereon) on the earlier to occur of (A) the date for commencement set forth in the First Refusal Notice, or (B) the date Tenant first occupies any portion of the Offered Space for the purpose of doing business therein, and Tenant shall lease the Offered Space through the later of (1) the last day of the Lease Term of this Lease or (2) the date upon which the lease of the Offered Space is to expire as set forth in the First Refusal Notice.

(c) The termination, cancellation or surrender of this Lease shall terminate any rights of Tenant pursuant to this Special Stipulation 1. This First Refusal Right is provided to Tenant for the exclusive benefit of Tenant, and shall terminate upon the sublease of all or any portion of the Demised Premises or upon the assignment of the Lease to any party. Tenant shall not be entitled to exercise the First Refusal Right if, at the time of the exercise of the First Refusal Right, there exists an event of default under this Lease. Tenant's First Refusal Right is subject to the additional conditions that on the date that Tenant delivers its notice exercising its First Refusal Right, (i) Tenant's creditworthiness is substantially the same as its credit worthiness on the Rental Commencement Date, as determined by Landlord in its reasonable discretion, and (ii) there would be at least four (4) years left in the initial Lease Term after Tenant commences paying Base Rental on the Offered Space.

(d) After Tenant's exercise of its First Refusal Right, Landlord shall prepare and deliver to Tenant an amendment to the Lease to reflect changes in the Demised Premises (including to expand the Rentable Floor Area of Demised Premises to include the Offered Space), Base Rental, Tenant's Additional Rental and any other appropriate terms changed by the addition of the Offered Space to the Demised Premises upon the terms and conditions provided in this Special Stipulation 1. Within fifteen (15) days thereafter, Tenant shall execute and return the amendment. The failure of Tenant to timely execute and deliver any such amendment shall not affect Tenant's obligation to pay Base Rental or Tenant's Additional Rental or other Rent or sums for the Offered Space. After the commencement of the lease of any Offered Space leased pursuant to this Special Stipulation 1, such Offered Space shall be added to and form a part of the Demised Premises with the same force and effect as if originally demised under this Lease, and the term "Demised Premises," as used in this Lease, shall include such Offered Space and the "Rentable Floor Area of Demised Premises" as used in this Lease, shall be increased to include the number of rentable square feet in the Offered Space. If Tenant properly exercises a First Refusal Right but thereafter, for any reason (except for delays caused by Landlord), does not enter into said amendment to this Lease adding such Offered Space to the Demised Premises within thirty (30) days after its submission to Tenant by Landlord, then Landlord shall have the option, by written notice to Tenant, to elect to cancel Tenant's exercise of its First Refusal Right, and, if Landlord so elects, Landlord will be free to rent such Offered Space to any other prospective tenant and the First Refusal Right granted to Tenant under this Special Stipulation 1 shall immediately expire and be of no further force or effect and Tenant shall have no further rights, and Landlord shall have no further obligations, under this Special Stipulation 1.

(e) Notwithstanding any other term or provision of the Lease (including this Special Stipulation 1), express or implied, it is understood and agreed by Tenant that: (i) Tenant's rights under this Special Stipulation 1 are subject and subordinate to any existing third party lease in effect for the ROFR Space, or portion thereof, and Landlord reserves the right to expand, extend the expiration date of, or renew any such third party lease, pursuant to the exercise of any expansion, extension or renewal option contained in any such lease or otherwise, (ii) Existing Tenants do have or may have certain expansion options, rights of first refusal, rights of first offer, or rights of first option with respect to space in the Project, including the ROFR Space, (iii) the rights and interests in and to the ROFR Space and all portions thereof granted by Landlord to Tenant in this Special Stipulation 1 are, in all respects, subject and subordinate to all such options and rights of such Existing Tenants and to the right hereby reserved by Landlord to lease the ROFR Space or any portion(s) thereof to any Existing Tenant pursuant to the exercise of any right or option or otherwise, and may be wholly or partially rendered void and of no effect by reason thereof, (iv) Landlord shall not be liable for the failure or inability of Tenant to exercise or benefit from any or all rights granted in this Special Stipulation 1 with respect to the ROFR Space or any portion thereof by reason of such superior rights and options of the Existing Tenants in effect on the date of this Lease and of the right hereby reserved by Landlord to lease the ROFR Space or any portion(s) thereof to any Existing Tenant pursuant to the exercise of any such right or option in effect or otherwise, and (v) Tenant shall not be entitled to any compensation, consolation, consideration, replacement of such space, or any other remedy from or against Landlord by reason of such failure or inability of Tenant to exercise or benefit from any or all rights granted in this Special Stipulation 1 with respect to the ROFR Space or any portion thereof by reason of such superior rights and options of the Existing Tenants in effect on the date of this Lease and of the right hereby reserved by Landlord to lease the ROFR Space or any portion(s) thereof to any Existing Tenant pursuant to the exercise of any such right or option or otherwise. Landlord shall not be liable for any failure to give possession of any portion of any Offered Space by reason of the unlawful holding over or retention of possession of any previous tenant, tenants or occupants of same, nor shall such failure impair the validity of this Lease or extend the Lease Term of this Lease. However, Landlord does agree to use reasonable diligence to deliver possession of any Offered Space to Tenant upon the dates described herein.

2. **Renewal Option.**

(a) There shall be no extension or renewal of the Lease Term except as expressly set forth in this Special Stipulation 2, or except as may subsequently be agreed to in writing executed on behalf of both Landlord and Tenant. There shall be no extension or renewal of the Lease Term by operation of law.

(b) Subject to Special Stipulation 2(c), (d), (e) and (f) below, Tenant may at its option extend the Lease Term for one (1) period of five (5) years commencing immediately after the expiration of the initial Lease Term (a "**Renewal Term**"). The Renewal Term shall be upon the same terms as are contained in this Lease except as provided Special Stipulation 2(c); and any reference in the Lease to the "Lease Term" of the Lease shall be deemed to include the Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension or renewal options.

(c) Tenant shall occupy the Demised Premises during any Renewal Term under the same terms and conditions as specified in the Lease, except that (i) the annual Base Rental rate for the Demised Premises during any Renewal Term shall be the then-current Market Rate (as defined below in this Special Stipulation 2(c)), (ii) the leasehold improvements will be provided in their then-existing condition (on an "as is" basis in the broadest sense of the term) at the time any Renewal Term commences, and (iii) Landlord shall not be obligated to provide, and Tenant shall not be entitled to receive, any payments, credits, concessions or allowances of any kind (including, without limitation, any free rent, abated rent, moving allowance or leasehold improvement allowance) on account of the renewal of the Lease Term. As used in this Special Stipulation 2, the term "**Market Rate**" shall mean the annual gross rental rate per square foot then being charged in comparable first-class, multi-tenant office buildings located in the vicinity of the Project for space comparable to the Demised Premises and taking into consideration all other relevant factors establishing similarity or dissimilarity between the comparable lease and the leasing of the Demised Premises to Tenant for the Renewal Term, including, without limitation, escalations (including type, base year and stop), concessions, length of lease term, size and location of the Demised Premises, building standard work letter and/or leasehold improvement allowances, quality and quantity of any existing leasehold improvements, quality and creditworthiness of Tenant, amenities offered, location of building, the cost and provision of parking spaces, and other generally applicable concessions, allowances, terms and conditions of tenancy. The reference to the foregoing factors is illustrative only and the presence or absence of such factors shall be taken into account in determining Market Rate. It is agreed that bona fide written offers to lease comparable space located elsewhere in the Complex from third parties may be used by Landlord as an indication of the Market Rent.

(d) To exercise any renewal option, Tenant must deliver a binding (and irrevocable) written notice to Landlord not more than three hundred sixty-five (365), and not less than two hundred seventy (270), days prior to the date upon which the initial Lease Term is scheduled to expire. If Tenant fails to timely give its notice of exercise, Tenant will be deemed to have waived its option to extend.

(e) If Tenant provides Landlord with its binding written notice of exercise pursuant to Special Stipulation 2(d) above, then, not later than ninety (90) days after Landlord receives such written notice from Tenant, Landlord shall calculate the Market Rate and shall inform Tenant of Landlord's determination of the Market Rate. If Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's calculation. If Tenant fails to timely reject Landlord's calculation of the Market Rate, it will be deemed to have accepted such calculation. If Tenant rejects the Market Rate as calculated by Landlord by giving Landlord written notice of Tenant's rejection within ten (10) days after Tenant's receipt of Landlord's calculation, then unless the parties are able to agree upon the Market Rate during the sixty (60) days following the date of Tenant's notice to Landlord, the Market Rate shall be determined as follows: Within thirty (30) days after Landlord's receipt of such rejection notice from Tenant, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope

its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise:

(i) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent licensed real estate broker from an independent real estate brokerage company with at least ten (10) years of brokerage experience in leasing office space and which has as its principal business the brokerage of office space for lease (a "**Qualified Broker**"). If the parties cannot agree on a Qualified Broker, then within a second period of seven (7) days, each shall select a Qualified Broker and within ten (10) days thereafter the two appointed Qualified Brokers shall select a third Qualified Broker and the third Qualified Broker shall be the sole arbitrator. If one party shall fail to select a Qualified Broker within the second seven (7) day period, then the Qualified Broker chosen by the other party shall be the sole arbitrator.

(ii) Within twenty-one (21) days after submission of the matter to the arbitrator or by any later date which may be agreed upon in writing by Landlord and Tenant, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. The fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected, and each party shall pay the fees of its respective counsel and the fees of any witness called by that party.

(f) Tenant's option to extend or renew the Lease Term is subject to the conditions that: (i) on the date that Tenant delivers its binding written notice exercising its option to renew and on the date the Renewal Term is to commence, Tenant is not in default under this Lease and this Lease is in full force and effect, and (ii) Tenant shall not have been in monetary or material non-monetary default under the Lease on more than two (2) occasions prior to the date that Tenant delivers its binding written notice exercising its option to renew, and (iii) Tenant shall not have assigned the Lease nor sublet the Demised Premises or any portion thereof, and (iv) Tenant's financial condition on the date that Tenant delivers its binding written notice exercising its option to renew and on the date the Renewal Term is to commence shall be comparable in all material respects to or better than that as exists on the Rental Commencement Date. If Tenant shall fail to exercise any right to extend the Lease Term within the time permitted or if said conditions set forth above are not entirely satisfied, Tenant's renewal option shall automatically terminate, this Lease shall expire at the expiration of the initial Lease Term, and Tenant shall have no further right thereafter to renew this Lease or to acquire any interest whatsoever in the Demised Premises.

3. **Partially Excused Base Rental.** The Base Rental due for First Lease Year is $251,637.50 ($20,969.79 per month), and the Base Rental due for Second Lease Year is $257,897.75 ($21,491.48 per month). However, conditioned on there being no default or breach of this Lease by Tenant at the time the relevant installment of monthly Base Rental is due, (i) the installments of Base Rental due for each of the initial eight (8) full calendar months following the Rental Commencement Date (in the aggregate amount of up to $167,758.32) shall be excused (although, for purposes of Landlord's accounting, said Base Rental shall continue to accrue during such eight (8) month period), and (ii) a $5,979.17 portion of the installments of Base Rental due for each of the last four full calendar months in the First Lease Year (in the aggregate amount of up to $23,916.67) shall be excused, lowering the amount of the installment of Base Rental to be paid by Tenant for each of said months to $14,990.63 (although, for purposes of Landlord's accounting, said Base Rental shall continue to accrue during such four (4) month period), and (iii) a $6,127.92 portion of the installments of Base Rental due for each of the twelve (12) months in the Second Lease Year (in the aggregate amount of up to $73,535.00) shall be excused, lowering the amount of the installment of Base Rental to be paid by Tenant for each of said months to $15,363.56 (although, for purposes of Landlord's accounting, said Base Rental shall continue to accrue during such twelve (12) month period), each such

conditional concession being offered to Tenant as an inducement for Tenant to execute this Lease and to comply with the agreements contained herein; provided, however, should a monetary or material non-monetary Tenant default or breach occur at any time and not be cured during any applicable notice and cure period, then there shall be no further abatement of Base Rental, and Tenant shall pay to Landlord, within five (5) days after any demand by Landlord, a prorated portion of all previously-excused Base Rental, which prorated portion shall be calculated by multiplying the aggregate amount of all previously-excused Base Rental by a fraction, the numerator of which is the number of calendar months remaining in the Lease Term at the time of such default, and the denominator of which is 96 (i.e., the number of calendar months in the period from the first day of the ninth (9th) full calendar month following the Rental Commencement Date through the end of the initial Lease Term). No other rent or rental shall be excused or abated. This Special Stipulation 4 shall not be applicable with respect to any extension term or renewal term (including any Renewal Term) or to any expansion space (including any ROFO Space).

4. **Tenant's Installation of Voice and Data Cabling and Move-In of Furniture, Fixtures, Equipment.** Tenant, Landlord's construction manager, and Contractor (as such term is defined in Exhibit "D") shall cooperate with each other in good faith to ensure that Tenant (a) causes its voice and data cabling to be installed in the Demised Premises at such time during the performance of the Tenant Improvements (as such term is defined in Exhibit "D") as is necessary in order for Landlord's construction manager to cause all inspections required in order to obtain a certificate of occupancy to be performed as early as possible, and (b) is able to move its furniture, fixtures and equipment into the Demised Premises when it is possible to do so without interfering with completion of the Tenant Improvements (said installation/move-in work is hereinafter referred to as "**Tenant's Preparatory Work**"). Tenant acknowledges and agrees that: (i) Tenant shall get Landlord's approval (not to be unreasonably withheld, conditioned or delayed) of the contractors that will perform Tenant's Preparatory Work and the methods of construction they will use, and shall provide to Landlord evidence of the insurance coverage required under the Lease; (ii) Tenant's Preparatory Work shall be performed in a first-class manner, using first-class quality materials, and in accordance with all applicable laws, ordinances, codes and rules and regulations of governmental authorities (and Tenant shall promptly correct any of Tenant's Preparatory Work which is not in conformance therewith); (iii) Tenant's and its agents' entry into the Demised Premises prior to the Rental Commencement Date (and the performance of Tenant's Preparatory Work) shall be at Tenant's sole risk; (iv) Tenant's Preparatory Work shall be coordinated and conducted to maintain harmonious labor relations and not to interfere with or delay the completion of any work being performed by the Contractor or any subcontractor performing work in connection with the Tenant Improvements; (v) Tenant and Tenant's contract parties shall perform their work, including any storage for construction purposes, within the Demised Premises only, and Tenant shall be responsible for removal, as needed, from the Demised Premises and the Project of all trash, rubbish, and surplus materials resulting from any work being performed in the Demised Premises; and (vi) Tenant will be responsible for repairing any damage to the Building or Project common areas caused by Tenant or its agents or contractors in the performance of Tenant's Preparatory Work within fifteen (15) days of receipt of written notice by Landlord. If such repairs have not been completed within said fifteen (15) day period, Landlord may cause the damage to be repaired at Tenant's expense. Within thirty (30) days of receipt of an invoice therefor, Tenant shall reimburse Landlord for its actual costs and expenses in completing any such repair.

5. **Moving Allowance.** As an inducement for Tenant to execute this Lease, Landlord agrees to reimburse Tenant for up to $24,550.00 of the out-of-pocket costs Tenant incurs in moving its furniture, fixtures and equipment to the Demised Premises provided (i) Tenant submits a request for reimbursement in writing, along with copies of invoices or other documentation which substantiate and justify the reimbursement requested, to Landlord on or before September 30, 2015, and (ii) Tenant has complied with all of its agreements and covenants contained in this Lease as of the time Tenant submits such request.

6. **Cap on Increases in Operating Expenses.** For the purpose of determining the amounts of Additional Rental owed by Tenant under Article 8 of the Lease, "Operating Expenses" (exclusive of the

"Exempt Costs" as hereinafter defined) for any calendar year following the Base Year shall be deemed not to have increased by more than five percent (5%) over the amount of Operating Expenses (exclusive of the Exempt Costs) for the then immediately preceding calendar year, provided that such increase shall be determined from year to year on a compound and cumulative basis; provided, however, utilities expenses, taxes, insurance premiums, costs of improvements required by governmental mandates, and other costs and expenses beyond the control of Landlord, including, but not limited to, bargained union wages, and costs related to membership in any association or business or community improvement district (the "**Exempt Costs**"), shall not be "capped" or limited in any year.

EXHIBIT "H-1"

ROFR SPACE


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Key Plan
North
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Piedmont Center North • Building 4 • Suite 750 • 6,023 RSF

Marketing Diagram

LEASE AGREEMENT

by and between

Piedmont Center, 1-4 LLC, a Delaware limited liability company

("Landlord")

and

DLH Holdings Corp., a New Jersey corporation

("Tenant")

dated

_________, 2015

Three Piedmont Center
3565 Piedmont Road, N.E.
Atlanta, Georgia 30305

TABLE OF CONTENTS

Exhibits: